UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

 the Securities Exchange Act of 1934 (Amendment No. _____)

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Hovnanian Enterprises, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HOVNANIAN ENTERPRISES, INC.
110 West Front Street, P.O. Box 500, Red Bank, N.J. 07701 (732) 747-7800

January 30, 2017

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders, which will be held on Tuesday, March 14, 2017, at Belmond Charleston Place, 205 Meeting Street, Charleston, South Carolina, 29401. The meeting will start promptly at 10:30 a.m., Eastern Time.

In accordance with the Securities and Exchange Commission’s rule allowing companies to furnish proxy materials to their shareholders over the Internet, the Company is primarily furnishing proxy materials to our shareholders of Class A Common Stock and registered shareholders of Class B Common Stock on the Internet, rather than mailing paper copies of the materials (including our Annual Report to Shareholders for fiscal 2016) to each of those shareholders. We believe that this e-proxy process will expedite our shareholders’ receipt of proxy materials, lower costs and reduce the environmental impact of our Annual Meeting. If you received only a Notice Regarding the Availability of Proxy Materials (the “Notice”) by mail or electronic mail, you will not receive a paper copy of the proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet, by telephone or by mail. If you received a Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice. A request for a paper copy must be made by February 28, 2017 in order facilitate timely delivery.

We anticipate that the Notice will first be mailed to our shareholders on or about January 30, 2017. All shareholders of record of Class B Common Stock who hold in nominee name have been sent a full set of proxy materials, including a proxy card.

Attached to this letter are a Notice of Annual Meeting of Shareholders and Proxy Statement, which describe the business to be conducted at the meeting. We will also report on matters of current interest to our shareholders.

It is important that your shares be represented and voted at the meeting. Therefore, we urge you to complete, sign, date and return the enclosed proxy card or, if applicable, register your vote via the Internet or by telephone according to the instructions on the proxy card. If you attend the meeting, you may still choose to vote your shares personally even though you have previously designated a proxy.

We sincerely hope you will be able to attend and participate in the Company’s 2017 Annual Meeting. We welcome the opportunity to meet with many of you and give you a firsthand report on the progress of your Company.

Sincerely yours,

Ara K. Hovnanian Chairman of the Board

PROXY VOTING METHODS

If at the close of business on January 13, 2017, you were a shareholder of record or held shares through a broker or bank, you may vote your shares as described below or you may vote in person at the Annual Meeting. To reduce our administrative and postage costs, we would appreciate if shareholders of Class A Common Stock and registered shareholders of Class B Common Stock would please vote through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described on page 1 of the Proxy Statement. If you are a shareholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Time) on March 13, 2017 to be counted unless otherwise noted below.

To vote by proxy:

Shareholders of Class A Common Stock and Shareholders of Class B Common Stock:

BY INTERNET

●	Go to the website at www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

●	You will need the 16-digit Control Number included on your Notice Regarding the Availability of Proxy Materials to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE

●	From a touch-tone telephone, dial (800) 690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

●	You will need the 16-digit Control Number included on your Notice Regarding the Availability of Proxy Materials in order to vote by telephone.

BY MAIL

●	Request a proxy card from us by following the instructions on your Notice Regarding the Availability of Proxy Materials.

●	When you receive the proxy card, mark your selections on the proxy card.

●	Date and sign your name exactly as it appears on your proxy card.

●	Mail the proxy card in the postage-paid envelope that will be provided to you.

●	Mailed proxy cards must be received no later than March 13, 2017 to be counted for the Annual Meeting.

Additional Information for Shareholders of Class B Common Stock held in Nominee Name:

●

Shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if the beneficial owner voting instruction card and the nominee proxy card relating to such shares are properly completed, mailed and received not less than three nor more than 20 business days prior to March 14, 2017.

YOUR VOTE IS IMPORTANT — THANK YOU FOR VOTING

HOVNANIAN ENTERPRISES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hovnanian Enterprises, Inc. will be held on Tuesday, March 14, 2017, at Belmond Charleston Place, 205 Meeting Street, Charleston, SC, 29401 at 10:30 a.m., Eastern Time, for the following matters:

1.

The election of directors of the Company for the ensuing year, to serve until the next Annual Meeting of Shareholders of the Company, and until their respective successors may be elected and qualified;

2.	The ratification of the selection of Deloitte & Touche LLP, an independent registered public accounting firm, to examine the financial statements of the Company for the year ending October 31, 2017;

3.	To approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers;

4.

To hold a non-binding advisory vote to determine whether a shareholder advisory vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years; and

5.	The transaction of such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1, FOR proposal 2, FOR proposal 3 and FOR one year in proposal 4.

Only shareholders of record at the close of business on January 13, 2017 are entitled to notice of, and to vote at, the Annual Meeting. Accompanying this Notice of Annual Meeting of Shareholders is a proxy statement, proxy card(s) and the Company’s Annual Report for the fiscal year ended October 31, 2016.

To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by requesting a paper proxy card to complete, sign and return by mail. Shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if the beneficial owner voting instruction card and the nominee proxy card relating to such shares are properly completed, mailed and received not less than three nor more than 20 business days prior to March 14, 2017. These voting procedures are described on the preceding page and on the proxy card.

All shareholders are urged to attend the meeting in person or by proxy. Shareholders who do not expect to attend the meeting are requested to complete, sign and date the enclosed proxy card and return it promptly, or, if applicable, to register their vote via the Internet or by telephone according to the instructions on the preceding page and the proxy card.

By order of the Board of Directors,

MICHAEL DISCAFANI Secretary

January 30, 2017

If you are a shareholder of record and you plan to attend the Annual Meeting, please mark the appropriate box on your proxy card or, if applicable, so indicate when designating a proxy via the Internet or by telephone. If your shares are held by a bank, broker or other intermediary and you plan to attend, please send written notice to Hovnanian Enterprises, Inc., 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701, Attention: Michael Discafani, Secretary, and enclose evidence of your ownership (such as a letter from the bank, broker or other intermediary confirming your ownership or a bank or brokerage firm account statement). The names of all those planning to attend will be placed on an admission list held at the registration desk at the entrance to the meeting. In order to be admitted to the Annual Meeting, you will need a form of personal identification (such as a driver’s license) along with your Notice, proxy card or proof of Common Stock ownership. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to the Annual Meeting of Shareholders, you must present proof of your ownership of our Common Stock, such as a bank or brokerage account statement. If you do not plan to attend the Annual Meeting, please designate a proxy by mail or, if applicable, via the Internet or by telephone. If you choose to vote by mail, please complete, sign and date the enclosed proxy card(s) and return it promptly so that your shares will be voted. If you have received a hard copy of the proxy materials, the enclosed envelope requires no postage if mailed in the United States.

HOVNANIAN ENTERPRISES, INC.

110 WEST FRONT STREET

P.O. BOX 500

RED BANK, NEW JERSEY 07701

PROXY STATEMENT

GENERAL

The accompanying proxy is solicited on behalf of the Board of Directors of Hovnanian Enterprises, Inc. (the “Company”, “we”, “us” or “our”) for use at the Annual Meeting of Shareholders referred to in the foregoing Notice and at any adjournment thereof.

Shares represented by properly executed proxies that are received or executed in time and not revoked will be voted in accordance with the specifications thereon. If no specifications are made in an executed proxy, the persons named in the accompanying proxy card(s) will vote the shares represented by such proxies (1) for the Board of Directors’ slate of directors, (2) for the ratification of the selection of Deloitte & Touche LLP, an independent registered public accounting firm, to examine the financial statements of the Company for the fiscal year ending October 31, 2017, (3) for the approval, in a non-binding, advisory vote, of the compensation of the Company’s named executive officers and (4) for holding a shareholder advisory vote to approve the compensation of the Company’s named executive officers every year, and (5) on any other matters as recommended by the Board of Directors, unless contrary instructions are given.

Any person may revoke a previously designated proxy before it is exercised. If you voted by Internet, telephone or mail and are a shareholder of record, you may change your vote and revoke your proxy by (1) delivering written notice of revocation to Michael Discafani, Secretary, provided such statement is received no later than March 13, 2017, (2) voting again by Internet or telephone at a later time before the closing of voting facilities at 11:59 p.m. (Eastern Time) on March 13, 2017, (3) submitting a properly signed proxy card with a later date that is received no later than March 13, 2017 or (4) revoking your proxy and voting in person at the 2017 Annual Meeting. If you hold your shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the 2017 Annual Meeting if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares. Please note that attendance at the 2017 Annual Meeting will not by itself revoke a proxy.

We will bear the costs of soliciting proxies from the holders of our Class A Common Stock and Class B Common Stock (collectively, “Common Stock”). We are initially soliciting these proxies by mail and electronic mail, but solicitation may be made by our directors, officers and selected other employees telephonically, electronically or by other means of communication. Directors, officers and employees who help us in the solicitation will not be specially compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners.

VOTING RIGHTS AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Board of Directors has set January 13, 2017 as the record date for the 2017 Annual Meeting of Shareholders. As of the close of business on the record date, the outstanding voting securities of the Company consisted of 132,110,001 shares of Class A Common Stock, each share entitling the holder thereof to one vote, and 15,251,061 shares of Class B Common Stock, each share entitling the holder thereof to ten votes if specified ownership criteria have been met. Other than as set forth in the table below, there are no persons known to the Company to be the beneficial owners of shares representing more than 5% of either the Company’s Class A Common Stock or Class B Common Stock, which represent the classes of the Company’s voting stock.

The following table sets forth, as of January 13, 2017, (1) the Class A Common Stock and Class B Common Stock of the Company beneficially owned by holders of more than 5% of either the Class A Common Stock or the Class B Common Stock of the Company and (2) the Class A Common Stock, Class B Common Stock and Depositary Shares of the Company beneficially owned by each Director, each nominee for Director, each executive officer named in the tables set forth under “Executive Compensation” below and all Directors and executive officers as a group.

	Class A Common Stock (1)		Class B Common Stock (1)		Depositary Shares (1) (3)
	Amount and Nature of Beneficial Ownership	Percent of Class (2)	Amount and Nature of Beneficial Ownership	Percent of Class (2)	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Directors, Nominees for Director, Named Executive Officers and Directors and Executive Officers as a Group
Ara K. Hovnanian (4)	3,453,481	2.61%	4,384,664	24.37%	—	—
Robert B. Coutts	268,929	0.20%	—	—	—	—
Edward A. Kangas	365,435	0.28%	—	—	—	—
Joseph A. Marengi	191,955	0.15%	—	—	—	—
Brad G. O’Connor	156,317	0.12%	—	—	—	—
Vincent Pagano Jr.	165,128	0.12%	—	—	—	—
Thomas J. Pellerito	1,299,690	0.98%	—	—	—	—
J. Larry Sorsby	899,770	0.68%	—	—	—	—
Stephen D. Weinroth	343,352	0.26%	4,500	0.03%	—	—
All Directors and named executive officers as a group (9 persons)	11,190,044	8.38%	11,527,810	64.08%	—	—

Holders of More Than 5%
Sirwart Hovnanian (5)	3,521,405	2.67%	—	—	—	—
Peter S. Reinhart as Trustee of the Sirwart Hovnanian 1994 Marital Trust (6)	—	—	5,210,091	34.16%	—	—
Hovnanian Family 2012 L.L.C. (7)	970,849	0.73%	3,883,395	25.46%	—	—
Trusts for Kevork S. Hovnanian’s Family (8)	3,075,138	2.33%	3,255,251	21.34%	—	—

(1)

The figures in the table with respect to Class A Common Stock do not include the shares of Class B Common Stock beneficially owned by the specified persons. Shares of Class B Common Stock are convertible at any time on a share-for-share basis to Class A Common Stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attribute ownership to persons who have or share voting or investment power with respect to the relevant securities. Shares of Common Stock that may be acquired within 60 days upon exercise of outstanding stock options are deemed to be beneficially owned. Securities not outstanding, but included in the beneficial ownership of each such person, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Except as indicated in these footnotes, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all securities shown as beneficially owned by them. Shares of Class A Common Stock subject to options currently exercisable or exercisable within 60 days of January 13, 2017, whether or not in-the-money, include the following: A. Hovnanian (0), R. Coutts (67,900), E. Kangas (106,700), J. Marengi (67,900), B. O’Connor (98,500), V. Pagano (63,428), T. Pellerito (260,000), J. Sorsby (547,500), S. Weinroth (168,273) and all Directors and executive officers as a group (1,380,201). Shares of Class B Common Stock subject to options currently exercisable or exercisable within 60 days of January 13, 2017, whether or not in-the-money, include the following: A. Hovnanian (2,737,500).

On July 29, 2008, the Company’s Board of Directors declared a dividend of one Preferred Stock Purchase Right for each outstanding share of Class A Common Stock and Class B Common Stock. The dividend was paid to stockholders of record on August 15, 2008. Subject to the terms, provisions and conditions of the Rights Plan, if the Preferred Stock Purchase Rights become exercisable, each Preferred Stock Purchase Right would initially represent the right to purchase from the Company 1/10,000th of a share of Series B Junior Preferred Stock for a purchase price of $35.00 per share. However, prior to exercise, a Preferred Stock Purchase Right does not give its holder any rights as a stockholder, including without limitation, any dividend, voting or liquidation rights.

(2)

Based upon the number of shares outstanding plus options currently exercisable or exercisable within 60 days of January 13, 2017, held by the applicable Director, nominee, executive officer, group or other holder.

(3)	Each Depositary Share represents 1/1,000th of a share of 7.625% Series A Preferred Stock.

(4)

Includes 372,116 shares of Class A Common Stock and 431,394 shares of Class B Common Stock held in family-related trusts as to which Ara Hovnanian has shared voting power and shared investment power and 23,400 shares of Class A Common Stock and 170,450 shares of Class B Common Stock held by Mr. Hovnanian’s wife and daughter. Ara Hovnanian disclaims beneficial ownership of such shares, except to the extent of his potential pecuniary interest in such other accounts and trusts. Of the shares of Class A Common Stock and Class B Common Stock beneficially held by Mr. Hovnanian, 1,680,460 and 314,937 shares, respectively, have been pledged as collateral for a loan with Alex Brown, which remains outstanding. Also, of the Class A Common Stock beneficially held by Mr. Hovnanian, 1,377,505 shares have been pledged as collateral for a loan with Morgan Stanley, which also remains outstanding.

(5)

Represents 3,521,405 shares held by Sirwart Hovnanian, wife of the Company’s deceased Chairman Kevork S. Hovnanian, consisting of 3,052,046 shares of Class A Common Stock and 469,359 shares of Class A Common Stock held in a grantor retained annuity trust (the “GRAT”) for which Mrs. Hovnanian is a trustee. Mrs. Hovnanian disclaims beneficial ownership of the shares held in the GRAT, except to the extent of her pecuniary interest in the GRAT. The business address of Mrs. Hovnanian is 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701.

(6)

Includes 4,833,826 shares of Class B Common Stock held by the Kevork S. Hovnanian Family Limited Partnership, a Connecticut limited partnership (the “Limited Partnership”). Peter S. Reinhart, as trustee of the Sirwart Hovnanian 1994 Marital Trust (the “Marital Trust”), is the managing general partner of the Limited Partnership and, as such, has the sole power to vote and dispose of the shares of Class B Common Stock held by the Limited Partnership, as well as the 376,265 shares of Class B Common Stock held directly by the Marital Trust. Mr. Reinhart disclaims beneficial ownership of the shares held by the Limited Partnership and the Marital Trust. Mr. Reinhart’s business address is 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701.

(7)

Represents 970,849 shares of Class A Common Stock and 3,883,395 shares of Class B Common Stock held by the Hovnanian Family 2012 L.L.C. (the “2012 LLC”). Ara Hovnanian is the special purpose manager with respect to investments in the Company, and accordingly, the shares held by the 2012 LLC are included in “All Directors and named executive officers as a group,” but such shares are not also included in Mr. Hovnanian’s separate figure of beneficial ownership. The business address of the 2012 LLC is 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701.

(8)

Represents 3,075,138 shares of Class A Common Stock and 3,255,251 shares of Class B Common Stock held by the various trusts for the benefit of members of the family of Kevork S. Hovnanian. Ara Hovnanian is the special purpose trustee with respect to investments in the Company and, accordingly, the shares held by these trusts are included in “All Directors and named executive officers as a group,” but such shares are not also included in Mr. Hovnanian’s separate figure of beneficial ownership. The business address of the trusts is 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers, directors, persons who beneficially own more than 10% of a registered class of the Company’s equity securities and certain entities associated with the foregoing (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the “SEC”). These Reporting Persons are required by SEC rules to furnish the Company with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC.

Based solely on the Company’s review of copies of the forms and amendments of forms it has received and written representations from the Company’s officers and directors, the Company believes that, with respect to the fiscal year ended October 31, 2016, all the Reporting Persons complied with all applicable filing requirements.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Restated By-laws provide that the Board of Directors shall consist of up to eleven Directors who shall be elected annually by the shareholders. The Company’s Restated Certificate of Incorporation (“Certificate of Incorporation”) requires that, at any time when any shares of Class B Common Stock are outstanding, one-third of the Directors shall be independent, as defined therein.

Under the rules of the New York Stock Exchange (the “NYSE”), listed companies of which more than 50% of the voting power for the election of directors is held by an individual, group or other entity are not required to have a majority of independent directors, as defined by NYSE rules, or to comply with certain other requirements. Because Mr. A. Hovnanian, members of the family of Kevork S. Hovnanian (the “Hovnanian Family”) and various trusts and entities established for the benefit of the Hovnanian Family hold more than 50% of the voting power of the Company, the Company is a controlled company within the meaning of the rules of the NYSE. However, the Company does not currently avail itself of any of the exemptions afforded to controlled companies under the NYSE rules. This may change in the future at the Company’s discretion.

The Board of Directors has determined that a Board of Directors consisting of the seven nominees listed below is the best composition in order to satisfy both the independence requirements of the Company’s Certificate of Incorporation as well as the rules of the NYSE. The Board of Directors has also determined that Messrs. Coutts, Kangas, Marengi, Pagano and Weinroth are independent as defined under the Company’s Certificate of Incorporation and the NYSE rules. The Company’s Certificate of Incorporation may be found on the Company’s website at www.khov.com under the Investor Relations tab, “Corporate Governance.”

The following individuals have been recommended to the Board of Directors by the Corporate Governance and Nominating Committee and approved by the Board of Directors to serve as Directors of the Company to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified.

In the event that any of the nominees for Director should become unavailable to serve as a Director, it is intended that the shares represented by proxies will be voted for such substitute nominees as may be nominated by the Board of Directors, unless the number of Directors constituting a full Board of Directors is reduced. The Company has no reason to believe, however, that any of the nominees is, or will be, unavailable to serve as a Director. Proxies cannot be voted for a greater number of persons than the number of nominees shown below.

Board of Directors

Name	Age	Company Affiliation	Year First Became a Director
Ara K. Hovnanian	59	President, Chief Executive Officer, Chairman of the Board & Director	1981
Robert B. Coutts	66	Director	2006
Edward A. Kangas	72	Director	2002
Joseph A. Marengi	63	Director	2006
Vincent Pagano Jr.	66	Director	2013
J. Larry Sorsby	61	Executive Vice President, Chief Financial Officer & Director	1997
Stephen D. Weinroth	78	Director	1982

Board of Directors — Composition

The Board of Directors seeks to ensure that the Board of Directors is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board of Directors to satisfy its oversight responsibilities effectively. As discussed below under “Corporate Governance and Nominating Committee” beginning on page 9, a slate of Directors to be nominated for election at the annual shareholders’ meeting each year is approved by the Board of Directors after recommendation by the Corporate Governance and Nominating Committee. In the case of a vacancy on the Board of Directors (other than one resulting from removal by shareholders), the Corporate Governance and Nominating Committee will identify individuals believed to be qualified candidates to serve on the Board of Directors and shall review the candidates who have met those qualifications with the Company’s Chairman who will determine if the candidate is eligible for recommendation by the Corporate Governance and Nominating Committee to the full Board of Directors. The Board of Directors will then approve a director nominee to fill the vacancy on the Board of Directors. In identifying candidates for Director, the Corporate Governance and Nominating Committee, the Chairman and the Board of Directors take into account (1) the comments and recommendations of members of the Board of Directors regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new board members that may be identified in connection with the self-assessments described below under “Corporate Governance and Nominating Committee” beginning on page 9, (2) the requisite expertise and sufficiently diverse backgrounds of the Board of Directors’ overall membership composition, (3) the independence of outside Directors and other possible conflicts of interest of existing and potential members of the Board of Directors and (4) all other factors such bodies and persons consider appropriate. Although the Company has no formal policy regarding diversity, the Corporate Governance and Nominating Committee and the Board of Directors include diversity as one of several criteria that they consider in connection with selecting candidates for the Board of Directors. The Board of Directors seeks to ensure that it is composed of members whose particular background, expertise, qualifications, attributes and skills, when taken together, allow the Board of Directors to satisfy its oversight responsibilities effectively.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Corporate Governance and Nominating Committee and the Board of Directors focused primarily on the information discussed in each of the Directors’ individual biographies set forth below on pages 7 to 8. In particular the Corporate Governance and Nominating Committee and the Board of Directors considered, with regard to:

●

Mr. Coutts, his strong background in the manufacturing sector, believing that his experience with a large multinational corporation engaged in the manufacture of complicated products is invaluable in evaluating the multiple integrated processes in the homebuilding business and also valuable in performance management and other aspects of the Company;

●	Mr. Kangas, his significant experience, expertise and background in accounting matters, including the broad perspective brought by his experience in advising clients in many diverse industries;

●	Mr. Marengi, his strong background in the technology sector, because new technologies and their cost and benefit analyses are important factors in the success of the Company;

●

Mr. Pagano, his significant experience, expertise and background in legal and capital markets matters, including the broad perspective brought by his experience in advising clients in the homebuilding industry and many other diverse industries;

●

Mr. Weinroth, his many years of experience in the investment banking field, which is particularly valuable to the Company as it continues to evaluate its debt profile and capital structure and various financing and refinancing alternatives;

●	Mr. Hovnanian, our Chief Executive Officer and Chairman of the Board, his more than thirty-five years of experience with the Company; and

●	Mr. Sorsby, our Chief Financial Officer, his more than twenty-five years of experience with the Company.

Board of Directors — Nominees’ Biographies

Mr. Hovnanian has been Chief Executive Officer since July 1997 after being appointed President in 1988 and Executive Vice President in 1983. Mr. Hovnanian joined the Company in 1979, has been a Director of the Company since 1981 and was Vice Chairman from 1998 through November 2009. In November 2009, he was elected Chairman of the Board following the death of Kevork S. Hovnanian, the chairman and founder of the Company and the father of Mr. Hovnanian.

Mr. Coutts retired from the position of Executive Vice President of Lockheed Martin Corporation (NYSE), which he held from 2000 to 2008. Mr. Coutts was President and Chief Operating Officer of the former Electronics Sector of Lockheed Martin. He was elected an officer by the Board of Directors of Lockheed Martin in December 1996. Mr. Coutts held management positions with General Electric Corporation (NYSE) from 1972 to 1993 and was with GE Aerospace when it became part of Lockheed Martin in 1993. Mr. Coutts is the retired Chairman of Sandia Corporation, a subsidiary of Lockheed Martin Corporation, and serves on the Compensation Committee and as Chair of the Corporate Governance Committee of Stanley Black and Decker (NYSE). Mr. Coutts is a member of the Board of Overseers, College of Engineering, Tufts University; a member of the Board of Wesley Theological Seminary; a member of the Board of the Baltimore Symphony Orchestra and a member of the Chapter of the National Cathedral. He was elected as a Director of Hovnanian Enterprises, Inc. in March 2006 and is a member of the Company’s Audit Committee and Compensation Committee.

Mr. Kangas was the Global Chairman and Chief Executive Officer of Deloitte from December 1989 to May 2000, when he retired. He serves as the Lead Director on the Boards of Directors of United Technologies Corp. (NYSE) and Tenet Healthcare Corporation, Inc. (NYSE), and as Chairman of the Board of Deutsche Bank USA Corporation. Mr. Kangas has also served on the Board of Directors of IntelSat (NYSE) since 2012. He was on the Board of Directors of Intuit from 2007 to 2016 and AllScripts, Inc. (NASDAQ) from 2008 to 2012. Mr. Kangas is a former Chairman of the Board of the National Multiple Sclerosis Society. Mr. Kangas was elected as a Director of Hovnanian Enterprises, Inc. in September 2002, is Chairman of the Company’s Audit Committee and a member of the Company’s Compensation Committee and Corporate Governance and Nominating Committee.

Mr. Marengi, from July 2007 to March 2012, served as a Venture Partner for Austin Ventures. Prior to that date, Mr. Marengi served as senior vice president for the Commercial Business Group of Dell Inc. (NASDAQ). In this role, Mr. Marengi was responsible for the Dell units serving medium business, large corporate, government, education and healthcare customers in the United States. Mr. Marengi joined Dell in July 1997 from Novell Inc. (NASDAQ), where he was president and chief operating officer. He joined Novell in 1989 and moved through successive promotions to become executive vice president of worldwide sales and field operations. Mr. Marengi also served on the Boards of Directors of Quantum Corporation (NYSE) from 2008 to 2013 and Entorian Technologies, Inc. (formerly, the OTC Markets) from 2008 to 2012. Mr. Marengi was elected to the Board of Directors of Hovnanian Enterprises, Inc. in March 2006 and is a member of the Company’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.

Mr. Pagano was a partner at the law firm of Simpson Thacher & Bartlett LLP until his retirement at the end of 2012. He was the head of the firm’s capital markets practice from 1999 to 2012 and, before that, administrative partner of the firm from 1996 to 1999. He was a member of the firm’s executive committee during nearly all of the 1996 - 2012 period. He also serves on the Boards of Directors of Cheniere Energy Partners GP, LLC, the general partner of Cheniere Energy Partners (NYSE MKT), and L3 Technologies, Inc. (NYSE). Mr. Pagano serves on the Engineering Advisory Council of Lehigh University. Mr. Pagano was elected to the Board of Directors of Hovnanian Enterprises, Inc. in March 2013, is the Chairman of the Company’s Corporate Governance and Nominating Committee and is a member of the Company’s Audit Committee.

Mr. Sorsby has been Chief Financial Officer of Hovnanian Enterprises, Inc. since 1996 and Executive Vice President since November 2000. Mr. Sorsby was also Senior Vice President from March 1991 to November 2000 and was elected as a Director of the Company in 1997. He is Chairman of the Board of Visitors for Urology at The Children’s Hospital of Philadelphia (“CHOP”) and also serves on the Foundation Board of Overseers at CHOP.

Mr. Weinroth was, from 2003 to mid-2008, a Managing Member of Hudson Capital Advisors, LLC and since then he has been an advisor to Coral Reef Capital Partners, a successor firm formed by some of the Hudson Capital employees. He is Chairman of the Board (Emeritus) of Core Laboratories, N.V. (NYSE), a global oil field service company, where he had previously been Chairman from 1994 through 2001. From 1989 to 2003, he served as Co-Chairman and head of the Investment Committee of First Britannia Mezzanine, N.V., a European private investment firm. He is presently Chairman of the U.S. Central Asia Education Foundation, a successor to the Central Asian-American Enterprise Fund, to which he was appointed by the President of the United States. Mr. Weinroth has been Chairman of four NYSE-listed companies and Chief Executive of three of them. He is also a Trustee and the immediate past Chairman of The Joyce Theatre Foundation, Inc. and Vice Chairman and a Trustee of the Paul Taylor Dance Foundation as well as a Board member of the Flea Theater. Mr. Weinroth has been a Director of Hovnanian Enterprises, Inc. since 1982, is Chairman of the Company’s Compensation Committee and is a member of its Audit Committee.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the year ended October 31, 2016, the Board of Directors held four regularly scheduled meetings and two telephonic meetings. In addition, Directors considered Company matters and had communications with the Chairman of the Board of Directors and others outside of formal meetings. During the fiscal year ended October 31, 2016, each Director attended 100% of the meetings of the Board of Directors and at least 94% of the meetings of its Committees on which such Director served. The Company’s Corporate Governance Guidelines (“Governance Guidelines”) provide that directors are expected to attend the Annual Meeting of Shareholders. All of the members of the Board of Directors attended the Annual Meeting of Shareholders held on March 15, 2016.

Audit Committee

The members of the Audit Committee of the Board of Directors are Messrs. Kangas, Coutts, Marengi, Pagano and Weinroth. The Board of Directors has determined that all of the members of the Audit Committee meet the standards for independence in our Certificate of Incorporation, which is available on the Company’s website at www.khov.com under the Investor Relations tab, “Corporate Governance,” and the independence requirements mandated by the NYSE listing standards. During the fiscal year ended October 31, 2016, the Audit Committee met on four occasions and held eight telephonic meetings.

The Audit Committee is currently chaired by Mr. Kangas and is responsible for reviewing and approving the scope of the annual audit undertaken by the Company’s independent registered public accounting firm and meeting with them to review the results of their work as well as their recommendations. The Audit Committee selects the Company’s independent registered public accounting firm and also approves and reviews their fees. The duties and responsibilities of the Audit Committee are set forth in its charter, which is available at www.khov.com under the Investor Relations tab, “Corporate Governance.” The Audit Committee is also responsible for the oversight of the Company’s Internal Audit Department. The Vice President of Internal Audit for the Company reports directly to the Audit Committee on, among other things, the Company’s compliance with certain Company procedures which are designed to enhance management’s understanding of operating issues and the results of the Audit Department’s annual audits of the various aspects of the Company’s business. For additional information related to the Audit Committee, see “The Audit Committee” below.

Compensation Committee

The Company has a Compensation Committee, although it is not required to have such a committee because it is a controlled company under the rules of the NYSE. The members of the Compensation Committee of the Board of Directors are Messrs. Weinroth, Coutts, Kangas and Marengi. The Board of Directors has determined that all of the members of the Compensation Committee meet the standards for independence in our Certificate of Incorporation and the independence requirements mandated by the rules of the NYSE and SEC. In addition, all members of the Compensation Committee qualify as “Non-Employee Directors” for purposes of Rule 16b-3 under the Exchange Act and as “outside directors” for purposes of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”). The duties and responsibilities of the Compensation Committee are set forth in its charter, which is available at www.khov.com under the Investor Relations tab, “Corporate Governance.” During the fiscal year ended October 31, 2016, the Compensation Committee met on four occasions and held one telephonic meeting.

The Compensation Committee is currently chaired by Mr. Weinroth and is responsible for reviewing salaries, bonuses and other forms of compensation for the Company’s senior executives, key management employees and non-employee Directors and is active in other compensation and personnel areas as the Board of Directors from time to time may request. For a discussion of the criteria used and factors considered by the Compensation Committee in reviewing and determining executive compensation, see “The Compensation Committee” and “Compensation Discussion and Analysis” below.

Corporate Governance and Nominating Committee

The Company has a Corporate Governance and Nominating Committee, although the Company is not required to have such committee because it is a controlled company under the rules of the NYSE. The members of the Corporate Governance and Nominating Committee of the Board of Directors are Messrs. Pagano, Kangas and Marengi. The Board of Directors has determined that all of the members of the Corporate Governance and Nominating Committee meet the standards for independence in our Certificate of Incorporation and the independence requirements mandated by the NYSE listing standards. During the fiscal year ended October 31, 2016, the Corporate Governance and Nominating Committee met on three occasions and held no telephonic meetings.

The Corporate Governance and Nominating Committee is currently chaired by Mr. Pagano. The Corporate Governance and Nominating Committee is responsible for corporate governance matters, reviewing and recommending nominees for the Board of Directors, succession planning and other Board-related policies. The Corporate Governance and Nominating Committee also oversees the annual performance evaluation of the Board of Directors and its Committees, the Board of Directors’ periodic review of the Governance Guidelines and compliance with the Company’s Related Person Transaction Policy.

The Governance Guidelines require that each Director annually prepares an assessment of each Board committee on which such Director serves as well as of the full Board of Directors as to the effectiveness of each committee and the full Board of Directors and any recommendations for improvement. The duties and responsibilities of the Corporate Governance and Nominating Committee are set forth in its charter, which is available at www.khov.com under the Investor Relations tab, “Corporate Governance,” and the Governance Guidelines are available at the same website address under the Investor Relations tab, “Corporate Governance/Guidelines.”

In conducting its nomination function, among other factors, the Corporate Governance and Nominating Committee generally considers the size of the Board of Directors best suited to fulfill its responsibilities, the Board of Directors’ overall membership composition to ensure the Board of Directors has the requisite expertise and consists of persons with sufficiently diverse backgrounds, the independence of outside directors and other possible conflicts of interest of existing and potential members of the Board of Directors, as more fully described under “Proposal 1 – Election of Directors – Board of Directors – Composition” above.

The Company does not have a specific policy regarding shareholder nominations of potential directors to the Board of Directors, other than through the process described under “Shareholder Proposals for the 2018 Annual Meeting” below. The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders in the same manner as it considers candidates recommended by others. Possible nominees to the Board of Directors may be suggested by any Director and given to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may seek potential nominees and engage search consultants to assist it in identifying potential nominees. The Corporate Governance and Nominating Committee’s charter contains a provision stating that it shall consider all factors it considers appropriate, including the benefits of racial and gender diversity. The Corporate Governance and Nominating Committee recommends to the Board of Directors a slate of nominees for the Board of Directors for inclusion in the matters to be voted upon at each Annual Meeting. The Company’s Restated By-laws provide that Directors need not be shareholders. Vacancies on the Board of Directors, other than those resulting from removal by shareholders, may be filled by action of the Board of Directors.

VOTE REQUIRED

The election of the nominees to the Company’s Board of Directors for the ensuing year, to serve until the next Annual Meeting of Shareholders of the Company, and until their respective successors may be elected and qualified, requires that each director be elected by the affirmative vote of a majority of the votes cast by the shareholders of Class A Common Stock and Class B Common Stock, voting together, represented in person or by proxy at the 2017 Annual Meeting. In determining whether each director has received the requisite number of affirmative votes, abstentions and broker non-votes will have no impact on such matter because such shares are not considered votes cast.

Mr. Hovnanian and others with voting power over the shares held by the Hovnanian Family and various trusts and entities established for the benefit of the Hovnanian Family have informed the Company that they intend to vote in favor of the nominees named in this proposal. Because of their collective voting power, this proposal is assured passage.

Our Board of Directors recommends that shareholders vote FOR the election of the nominees named in this proposal to the Company’s Board of Directors.

PROPOSAL 2  —  RATIFICATION OF THE SELECTION OF AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The selection of an independent registered public accounting firm to examine financial statements of the Company to be made available or transmitted to shareholders and to be filed with the SEC for the fiscal year ending October 31, 2017 is submitted to this Annual Meeting of Shareholders for ratification. Deloitte & Touche LLP has been selected by the Audit Committee of the Company to examine such financial statements. In the event that the shareholders fail to ratify the appointment, the Audit Committee will consider the view of the shareholders in determining its selection of the Company’s independent registered public accounting firm for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a new independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

The Company has been advised that representatives of Deloitte & Touche LLP will attend the Annual Meeting of Shareholders to respond to appropriate questions and will be afforded the opportunity to make a statement if the representatives so desire.

VOTE REQUIRED

Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to examine financial statements of the Company for the year ending October 31, 2017 requires the affirmative vote of a majority of the votes cast by the shareholders of Class A Common Stock and Class B Common Stock, voting together, represented in person or by proxy at the 2017 Annual Meeting. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will have no impact on such matter because such shares are not considered votes cast.

Mr. Hovnanian and others with voting power over the shares held by the Hovnanian Family and various trusts and entities established for the benefit of the Hovnanian Family have informed the Company that they intend to vote in favor of this proposal. Because of their collective voting power, this proposal is assured passage.

Our Board of Directors recommends that shareholders vote FOR ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending October 31, 2017.

PROPOSAL 3  —  ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act the (“Dodd-Frank Act”)) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding advisory vote, the compensation of our named executive officers, as disclosed on pages 16 to 53.

In considering their vote, shareholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers (“NEOs”) presented in “Compensation Discussion and Analysis” on pages 16 to 36, as well as the discussion regarding the Compensation Committee on pages 13 to 15.

As we discuss in the “Compensation Discussion and Analysis” section, the Board of Directors believes that the Company’s long-term success depends in large measure on the talents of the Company’s employees. The Company’s compensation system plays a significant role in the Company’s ability to attract, retain and motivate the highest quality associates in a difficult market. The principal underpinnings of the Company’s compensation system are an acute focus on performance, shareholder alignment, sensitivity to the relevant market place and a long-term orientation.

The Compensation Committee ties increases or decreases in overall compensation with the overall financial performance of the Company. During fiscal years when the Company’s profitability has been higher, total compensation has been higher. During years when the Company’s performance has been lower, the Compensation Committee’s policies and actions have significantly lowered overall compensation. The Compensation Committee’s policies and actions have included the following.

●

Selection of bonus metrics that correspond to the financial and strategic operational needs of the Company during the relevant period. During periods of profitability, the bonus metrics have focused on profitability and return on shareholders’ equity measures. During periods when the Company’s performance has been lower, bonus metrics have focused on reducing the Company’s debt obligations and improving cash flow and liquidity.

●	Focus on increasing profitability and lowering or refinancing debt over multi-year performance periods through periodic long-term incentive awards for all NEOs.

●

Practice of tying portions of equity awards to performance criteria. For example, in fiscal 2016, the Chairman of the Board, President and Chief Executive Officer (the “CEO”) and the Executive Vice President and Chief Financial Officer (the “CFO”) were granted Market Share Units (“MSUs”) and stock options which are tied to stock price performance. For the MSUs granted in fiscal 2016, 50% are also subject to financial performance conditions – gross margin improvement and debt reduction – in addition to the stock price performance conditions applicable to all of the MSU awards. For the options granted in fiscal 2016, 100% have a premium exercise price set 33 1/3% above the closing stock price on the date of grant. Additional details are described below under “Compensation Discussion and Analysis – Details of Compensation Elements – Stock Grants.”

●	Active management of both equity award levels and the number of shares available for new equity-based awards.

The text of the resolution in respect of this proposal is as follows:

“Resolved, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Proxy Statement relating to the Company’s Annual Meeting of Shareholders to be held on March 14, 2017, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

Our Board of Directors recommends that shareholders vote FOR approval of this resolution.

PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF SHAREHOLDER VOTE ON EXECUTIVE COMPENSATION

In our last vote on the frequency of shareholder votes on executive compensation, held at our 2011 Annual Meeting of Shareholders, a substantial majority (96.3% of the votes cast by shareholders of Class A Common Stock and Class B Common Stock, voting together) voted for “say-on-pay” proposals to occur every three years. Although, in light of those results, the Board of Directors initially decided that the Company would hold an advisory vote on the compensation of named executive officers every three years, beginning with our 2013 Annual Meeting of Shareholders, the Company has voluntarily elected to hold a “say-on-pay” vote even in years when it was not required, and such votes have occurred annually since that time.

The Board of Directors has determined that an advisory vote to approve executive compensation that occurs each year is the appropriate alternative for the Company and its shareholders. In reaching this recommendation, the Board of Directors considered the following:

●

Holding an annual advisory vote allows shareholders to provide direct input on the Company’s executive compensation philosophy, objectives, policies and practices as disclosed in the proxy statement each year;

●	An annual advisory vote provides the Compensation Committee with the opportunity to evaluate its compensation decisions taking into account timely feedback provided by shareholders; and

●	The Board of Directors believes that shareholder engagement leads to enhanced governance practices.

The text of the resolution in respect of this proposal is as follows:

“Resolved, that the shareholders recommend, in a non-binding advisory vote, whether a non-binding shareholder advisory vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years.”

Our Board of Directors recommends that shareholders vote for ONE YEAR with respect to how frequently an advisory shareholder vote to approve the compensation of our NEOs should occur.

THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the “Committee”) is the principal overseer of the Company’s various policies and procedures related to executive compensation. The Committee meets at least four times a year to discuss industry trends with regard to overall compensation issues and consults with outside compensation consultants as needed. The Committee is governed by its Charter, which is available at www.khov.com under the Investor Relations tab, “Corporate Governance.”

Areas of Responsibility

The Committee, in conjunction with the Board of Directors and with management’s input, shapes the Company’s executive compensation philosophy and objectives. In particular, the Committee is charged with:

●

Reviewing and approving, at least annually, the salaries, bonuses and other forms of compensation, including equity grants, for the Company’s senior executives (which include the CEO, the CFO, the Chief Operating Officer (the “COO”) and the Vice President — Chief Accounting Officer and Corporate Controller (the “CAO”);

●	Reviewing, at least annually, compensation paid to the Company’s non-employee Directors;

●	Participating in the review of compensation of other designated key employees of the Company;

●

Periodically reviewing the Company’s policies and procedures pertaining to the Company’s equity award plans and forms of equity grants to all employees and non-employee Directors, employee benefit plans (for example, the 401(k) plan and deferred compensation plans), severance agreements and executive perquisites;

●	Fostering good corporate governance practices as they relate to executive compensation;

●

Reviewing, at least annually, as part of the Board of Directors’ oversight responsibilities, the Company’s compensation program and reports from management regarding its assessment of whether there are any compensation risks that are reasonably likely to result in a material adverse effect on the Company (see “Oversight of Risk Management” below); in addition, the Committee regularly considers business and compensation risks as part of its process for establishing performance goals and determining incentive awards for each of the NEOs;

●

Reviewing and discussing with management the “Compensation Discussion and Analysis” (the “CD&A”) for inclusion in the Company’s annual proxy statement and, based on that review and discussion, determining whether or not to recommend to the Board of Directors that the CD&A be included in the Company’s annual proxy statement; and

●

Preparing the compensation committee report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with applicable rules and regulations of the NYSE, SEC and other applicable regulatory bodies.

The Committee’s actions and procedures are discussed in more detail next and further below under “Compensation Discussion and Analysis.”

Compensation Review Process for the Named Executive Officers

The Committee, in conjunction with the Board of Directors and with management’s input, is responsible for making decisions related to the overall compensation of the NEOs.

At least annually, the Committee establishes objective financial measures for determining bonus awards to the NEOs. The Committee also considers salary, employee benefits and discretionary bonus awards, if any, for the NEOs.

In determining overall compensation for the NEOs, the Committee may consult with other members of the Board of Directors, including the CEO and the CFO, rather than relying solely on the Company’s financial performance measures in determining their compensation. These individuals often provide the Committee with insight on the individual performance of executives (other than with respect to themselves), including the achievement of personal objectives, if any. The CEO and CFO are not present for the Committee’s evaluation of their individual performance. The Committee also reviews and analyzes the compensation of the named executive officers of the Company’s peer group of 11 publicly-traded homebuilding companies (the “Peer Group”), discussed further below. The Committee may engage outside compensation consultants in relation to various compensation issues. The Committee may also instruct a compensation consultant to provide assistance in fostering an overall compensation program that aligns with its compensation philosophy to guide, motivate, retain and reward its executives for the achievement of the Company’s financial performance, strategic initiatives and individual goals, including increased long-term shareholder value during a challenging business environment. Notwithstanding any input from compensation consultants and management, the Committee has the sole discretion to make all final decisions related to NEO compensation.

Outside Compensation Consultant

For fiscal 2016, the Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as the Committee’s outside compensation consultant to provide certain services related to executive and non-employee Director compensation. In fiscal 2016, FW Cook assisted the Committee with its review of the Company’s annual bonus and long-term incentive plans for the NEOs as well as its review of the compensation program for the non-employee directors. FW Cook does not provide any other services to the Company unless approved by the Committee, and no such services were provided in fiscal 2016. After considering the relevant factors, the Company has determined that no conflicts of interest have been raised in connection with the services FW Cook performed for the Committee in fiscal 2016.

The Committee’s primary objective in engaging FW Cook has been to obtain advice and feedback related to maintaining programs that provide compensation opportunities for executives within the median range of the competitive homebuilder Peer Group for comparable financial performance. FW Cook also provided assistance to the Committee in fostering an overall compensation program as discussed above.

The Committee weighs the advice and feedback from its compensation consultant and the members of the Board of Directors, as well as the views of, and information gathered by, the members of management it has consulted in conjunction with its review of other information the Committee considers relevant, when making decisions or making recommendations to the full Board of Directors regarding executive compensation.

Board Communication

The Company’s Board of Directors is updated at least quarterly on any compensation decisions or recommendations made by the Committee, and the Committee requests feedback from the Board of Directors regarding specific compensation issues as it deems necessary.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis provided below with the Company’s management. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016.

COMPENSATION COMMITTEE

Stephen D. Weinroth, Chair

Robert B. Coutts

Edward A. Kangas

Joseph A. Marengi

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended October 31, 2016, the members of the Compensation Committee were Messrs. Weinroth, Coutts, Kangas and Marengi. Each of Messrs. Weinroth, Coutts, Kangas and Marengi is a non-employee Director, was never an officer or employee of the Company or any of its subsidiaries and did not have any relationships requiring disclosure under Item 404(a) of Regulation S-K in this Proxy Statement. None of our executive officers served on the board of directors or compensation committee of any other entity that has or had one or more executive officers who served on our Board of Directors or our Compensation Committee during fiscal 2016.

COMPENSATION DISCUSSION AND ANALYSIS

1. EXECUTIVE SUMMARY

During fiscal 2016, we continued to experience some positive operating trends compared to fiscal 2015. The Company had income before income taxes of $2.4 million for the year ended October 31, 2016, compared to a loss before income taxes of $21.8 million for the year ended October 31, 2015. For the year ended October 31, 2016, sale of homes revenue increased 24.6% as compared to the prior year. The increase in revenues was primarily due to a 17.4% increase in deliveries, along with an increase in average price per home, which was a result of changes in geographic and community mix of our deliveries. Selling, general and administrative costs (including corporate general and administrative expenses) as a percentage of total revenue decreased to 9.2% for the year ended October 31, 2016 compared to 11.7% for the year ended October 31, 2015. These positive operating improvements were largely offset by a decrease in gross margin percentage, before cost of sales interest expense and land charges, which decreased from 17.6% for the year ended October 31, 2015 to 16.9% for the year ended October 31, 2016. This decrease was a result of deliveries in certain of our new communities in the year ended October 31, 2016 having higher land costs as a percentage of revenue compared to deliveries in the same period of the prior year, as well as higher construction costs in many of our markets. Net contracts per average active selling community increased to 31.3 for the year ended October 31, 2016 compared to 30.0 in the same period in the prior year. However, net contracts decreased slightly by 1.2% for the year ended October 31, 2016 as compared to the prior year, as active selling communities decreased from 219 at October 31, 2015 to 167 at October 31, 2016.

Below are some highlights of the Company’s performance during fiscal 2016:

●	Total revenues for fiscal 2016 were $2.75 billion, up 28.1% from $2.15 billion for fiscal 2015;
●

During fiscal 2016, the dollar value of net contracts, including unconsolidated joint ventures, increased 0.9% to $2.67 billion compared with $2.65 billion for fiscal 2015, and the number of net contracts, including unconsolidated joint ventures, decreased 2.6% to 6,380 homes for fiscal 2016 compared to 6,547 homes for fiscal 2015;

●	During fiscal 2016, consolidated deliveries were 6,464 homes compared with 5,507 homes during fiscal 2015, representing an increase of 17.4%;
●	Contract backlog, including unconsolidated joint ventures, as of October 31, 2016 was $1.22 billion for 2,649 homes, which was a decrease of 9.4% and 14.9%, respectively, compared to October 31, 2015;
●	During fiscal 2016, homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, was 16.9% compared with 17.6% in fiscal 2015;
●	During fiscal 2016, total selling, general and administrative expenses were $253.1 million or 9.2% of total revenues, compared with $250.9 million, or 11.7% of total revenues, for fiscal 2015;
●	Pre-tax income for fiscal 2016 was $2.4 million compared with pre-tax loss of $21.8 million for fiscal 2015;
●	Net loss for fiscal 2016 was $2.8 million, or $0.02 per common share, compared with net loss for fiscal 2015 of 16.1 million, or $0.11 per common share, and
●

After paying off $260 million of debt that matured during fiscal 2016, total liquidity as of October 31, 2016 was $346.6 million compared to $250.1 million as of October 31, 2015. Total liquidity as of October 31, 2016 was composed of $339.8 million of cash and cash equivalents, $1.7 million of restricted cash required to collateralize letters of credit and $5.1 million of availability under our unsecured revolving credit facility.

Given the low levels of total U.S. housing starts, and our belief in the long-term recovery of the homebuilding market, we remain focused on identifying new land parcels, which are critical to improving our financial performance. During fiscal 2016, we paid approximately $260 million of bonds that matured, which we were unable to refinance because financing was unavailable in the capital and loan markets to companies with comparable credit ratings to ours. As a result, we shifted our focus from growth to gaining operating efficiencies and improving our bottom line, and we decided to temporarily reduce some of our future land acquisition and to exit from four underperforming markets during fiscal 2016. In addition, we increased our use of land bank financings and joint ventures in order to enhance our liquidity position. The net effect of these liquidity enhancing efforts was to temporarily adversely affect our ability to invest as aggressively in new land parcels as previously planned, which resulted in a reduction in our community count in fiscal 2016, along with a decrease in net contracts. Overall, this negatively impacted our stock price during fiscal 2016, particularly as compared to our homebuilding peers who still had access to the financial markets. However, in the fourth quarter of fiscal 2016, we were able to refinance certain of our upcoming debt maturities and we ended the fiscal year with homebuilding cash of $339.8 million at October 31, 2016. This cash position will allow us to actively seek land investment opportunities in fiscal 2017, which should ultimately result in community count growth. Since the end of fiscal 2016 through the record date, we have outperformed each of the companies in our Peer Group in terms of stock price performance.

Best Practices

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Pay-for-Performance: The Committee ties increases or decreases in total compensation with the overall financial performance of the Company. During fiscal years when the Company’s profitability has been higher, total compensation has been higher. During years when the Company’s performance has been lower, the Compensation Committee’s policies and actions have significantly lowered overall compensation. The Committee seeks to motivate management to achieve improved financial performance of the Company through bonus plans that reward higher performance with increased bonuses and hold management accountable for financial performance that falls below targeted levels by paying reduced bonuses. The metrics the Committee has selected to measure bonus achievement have corresponded to the financial and strategic operational needs of the Company during the relevant period. During periods of profitability, the bonus metrics have focused on profitability and return on shareholders’ equity measures. During periods when the Company’s performance has been lower, bonus metrics have focused on reducing the Company’s debt obligations and improving cash flow and liquidity. In addition, the periodic long-term incentive programs adopted by the Company have conditioned payouts on the achievement of targets for increasing profitability and lowering or refinancing debt or reducing interest expense over multi-year performance periods. Moreover, in recent years, equity awards for the CEO, CFO and COO have been in the form of MSUs, which are tied to stock price performance, and a portion of the awards have been subject to financial performance conditions (for awards made in fiscal 2016, gross margin improvement and debt reduction) in addition to the stock price performance conditions applicable to all of the MSU awards.

The following graph demonstrates the link between the CEO’s annual realized pay and the Company’s Total Shareholder Return (“TSR”). Annual realized pay includes: (1) base salary, actual annual bonus/incentive awards and other direct compensation elements (such as perquisites and personal benefits) but excludes indirect compensation elements (such as life insurance premiums, Company contributions to 401(k) and non-qualified deferred compensation accounts and above-market earnings on deferred compensation) (“Annual Compensation”) plus (2) long-term cash awards and stock awards vesting during the fiscal year and the realized value of options exercised during the year (“Realized Value of Long-Term Compensation”). As discussed further in “Details of Compensation Elements – Annual Bonuses – Regular Bonuses” below, the CEO’s annual compensation for 2016 reflects a higher bonus for fiscal 2016 based on, among other things, improvements in Pre-tax Profit from $(9.7) million in fiscal 2015 to $39.0 million in fiscal 2016. As discussed further below, the CEO’s total direct compensation was the second lowest out of 12 when ranked against the Peer Group for fiscal year 2015 and 30.15% below the Peer Group median.

Hovnanian CEO Pay Alignment with TSR Performance ($ `000)

(1)

Represents the value of (1) amounts paid in connection with the 2010 Long-Term Incentive Program for the period covering fiscal 2011, 2012 and 2013, which vested during fiscal 2013, 2014 and 2015, (2) the June 10, 2011 restricted stock unit award (the only restricted stock unit award vesting in the years presented) for performance during fiscal 2012 through 2013, which vested during fiscal 2013 through 2016 and (3) amounts paid in connection with the 2013 Long-Term Incentive Program for the period covering fiscal 2013, 2014 and 2015, which vested during fiscal 2015 and 2016. The CEO did not exercise any stock options during the fiscal 2013 through 2016 period.

(2)

The TSR Index measures the change in the Company’s stock price relative to fiscal 2013. The index is determined by comparing the fiscal year-ending stock price, or in the case of the record date, the stock price on January 13, 2017, to the ending stock price in fiscal 2013 which is set at 100.

Because the Summary Compensation Table uses accounting constructs to estimate values of long-term equity incentive awards at the time of grant, the Committee does not believe that it adequately measures CEO compensation for the purpose of assessing pay-for-performance alignment. These estimated values can differ significantly from the actual value that is ultimately earned from these awards. For this reason, the Committee also considers realizable pay, which captures the impact of the Company’s current share price performance on previously granted long-term incentive awards by valuing equity awards based on the fiscal year-end stock price. As such, realizable compensation helps the Committee assess the alignment of the Company’s compensation programs with the interests of its shareholders.

The following chart compares the Summary Compensation Table values reported for the CEO for the fiscal years indicated to his realizable compensation for the same time period. The CEO’s realizable pay is reflective of the rigorous performance conditions the Committee tied to his equity awards. For example, 50% of the CEO’s 2013 stock options were forfeited since the financial performance condition was not met and the other 50% were underwater due to stock price performance. The 2014, 2015 and 2016 MSU grants are reflected at less than target due to the impact of the stock price performance multiplier. Finally, the 2016 options which have an exercise price set at 33 1/3% above the closing price on the date of grant were also underwater at fiscal year-end.

Hovnanian CEO Summary Compensation Table Pay vs. Realizable Pay ($ `000)

(1)

Reflects the three-year average (for the fiscal year indicated and the two preceding fiscal years) of base salary, actual annual bonus/incentive awards, the value of long-term equity incentive awards based on the closing trading price of the Company’s Class A Common Stock on the NYSE on the last trading day of the applicable fiscal year and other direct compensation elements (such as perquisites and other personal benefits) but excludes indirect compensation elements (such as life insurance premiums, Company contributions to 401(k) and non-qualified deferred compensation accounts and above-market earnings on deferred compensation). For completed performance cycles, the calculation is based on the actual number of shares earned. For uncompleted performance cycles, the calculation assumes the target number of shares is earned.

●

Emphasis on Long-Term Value Creation and Retention: The Committee seeks to align the interests of management with the long-term interests of the Company’s shareholders by granting a significant portion of their total compensation in the form of equity awards that increase in value as the Company’s financial performance improves. The Committee also seeks to retain management by using compensation methods that require executives to be employed through various performance periods in order to receive financial benefits of certain equity grants.

●

Maintaining an Appropriate Peer Group: In constructing the Peer Group described below, the Committee selected those companies that compete directly with the Company in the homebuilding industry, are of comparable size and complexity in operations to the Company and are generally in the markets in which the Company competes. The Committee reviews the composition of the Peer Group on an annual basis and makes adjustments, if needed. The Committee reviews the executive compensation of the Peer Group companies and seeks to award target total direct compensation opportunity (the sum of base salary, annual bonus/incentive awards and long-term incentive awards at target) for our NEOs near the median of the Peer Group, with variation in actual compensation earned both above and below the median, depending on performance.

CEO Total Direct Compensation vs. Peer Group: The following graph compares the CEO’s total direct compensation to the Peer Group chief executive officer median data for fiscal 2013 through 2015. No comparison is shown for fiscal 2016 because complete Peer Group chief executive officer median data was not available at the time of filing this Proxy Statement. The CEO’s total direct compensation was the seventh lowest, fifth lowest and second lowest out of 12 for fiscal years 2013, 2014 and 2015, respectively.

Hovnanian CEO Total Direct Compensation vs.

Peer Group CEO Median Total Direct Compensation (1)(2)

(1)

Reflects the sum of base salary, actual annual bonus/incentive awards and long-term incentive awards (including the grant date fair value of equity awards and the annualized value of long-term incentive program awards at the target outcome for performance criteria) but excludes all other compensation elements.

(2)	Data shown is based on each Peer Group company’s respective fiscal year, which varies among Peer Group companies and, consequently, may be different than the Company’s fiscal year.

●

No Employment Agreements, Excise Tax Gross-Ups or Defined Benefit Plans: The Company does not maintain employment or other agreements that provide contractual rights to employees upon termination of employment (other than upon death or disability) except for the change in control severance agreement the Company entered into with the CAO in January 2012 discussed in footnote (5) to the “Potential Payments Upon Termination or Change-In-Control Table” and the vesting of equity-based awards in the case of retirement or in connection with a qualifying termination in the case of a change in control. The Company does not provide excise tax gross-ups or defined benefit pension plans for any NEOs.

●

Maintenance and Monitoring of Stock Ownership Guidelines: The Board of Directors has established stock ownership guidelines pursuant to which the CEO, CFO and COO are requested to achieve and maintain recommended minimum levels of stock ownership as set forth below under “Stock Ownership Guidelines.”

●

Perquisites: The Committee has provided to NEOs only a few perquisites in addition to typical medical, dental and life insurance benefits, such as an auto allowance, which recognizes their requirement to travel to various company locations. Personal use of Company automobiles and its fractional aircraft share, reimbursement for country club dues and personal income tax preparation services are limited to the CEO. There are no tax gross-ups on any of our perquisites.

●

Clawback Policy: In addition to the statutory CEO and CFO reimbursement requirements under the Sarbanes-Oxley Act of 2002, it is the Company’s policy that, if we are required to restate our financial results due to material noncompliance by the Company with any financial reporting requirement under the securities laws as a result (directly or indirectly) of an executive officer’s misconduct, the Board of Directors will require, at its discretion and approval, the reimbursement and/or cancellation of any incentive-based compensation (including stock options awarded as compensation) in excess of the amount that would have been awarded based on the restated financial results. This policy applies to cash and equity incentive-based compensation awarded to the executive officer during the three-year period preceding the date on which the Company is required to prepare an accounting restatement based on erroneous data.

Compensation Decisions for Fiscal 2016

The Committee’s compensation decisions for fiscal 2016 reflected a conservative approach to fixed pay elements (base salary), the achievement of pre-established goals (annual bonuses) and long-term awards.

●

Base Salaries: The Committee approved a 3% base salary increase, which was effective December 19, 2015, for each of the NEOs in consideration of their individual performance and in line with the Company’s ordinary course merit-based salary and cost of living increase practices. See “Details of Compensation Elements – Base Salaries” below for additional information on base salaries.

●

Regular Annual Bonuses: Consistent with the achievement of specified financial or personal objectives, fiscal 2016 annual bonuses were paid to all NEOs. Additional details are described under “Details of Compensation Elements – Annual Bonuses – Regular Bonuses” below.

●	Discretionary Bonuses: The Committee did not award discretionary bonuses to any NEO for fiscal 2016.

●

Long-Term Awards, including stock options, MSUs and participation in the Long-Term Incentive Program described below: For fiscal 2016, the Committee granted the CEO and CFO the same number of MSUs as in fiscal 2015. As was done in fiscal 2015, the Committee also determined that 50% of the MSUs would be subject to financial performance conditions in addition to the stock price performance conditions applicable to all of the MSU awards. These financial performance-based MSUs will not vest unless the specific financial performance conditions described below under “Details of Compensation Elements – Stock Grants” are met. The Committee also granted the CEO and CFO 250,000 stock options each, with an exercise price 33 1/3% above the closing stock price on the grant date, to provide a stronger incentive with increased shareholder value as these executives have more significant responsibility for the Company’s long-term strategy as compared to the other NEOs, as described further below under “Details of Compensation Elements – Stock Grants.” The Committee determined that it would not grant annual equity awards to Mr. Pellerito as there were ongoing discussions about his possible retirement at the time the grants were being determined. On June 22, 2016, the Company announced that Mr. Thomas J. Pellerito, Chief Operating Officer, would retire from the Company effective December 31, 2016. Mr. Pellerito stepped down from his position as Chief Operating Officer on October 31, 2016 and continued to assist the Company in an orderly transition through the end of the 2016 calendar year. Mr. Lucian Theon Smith, III, age 56, assumed the position of Chief Operating Officer, effective November 1, 2016. The CAO’s regular annual stock option grant increased from 20,000 stock options in fiscal 2015 to 25,000 stock options in fiscal 2016 and he received an additional 50,000 stock options as discussed below under “Details of Compensation Elements – Stock Grants.” The 2016 LTIP, described below under “Details of Compensation Elements – 2016 Long-Term Incentive Program,” was implemented in fiscal 2016 as a multi-year award with a three-year performance period, with payouts expected to occur following the end of the performance period.

2. COMPENSATION PHILOSOPHY AND OBJECTIVES

The Committee, in conjunction with the Board of Directors and with senior management, has been instrumental in shaping the Company’s compensation philosophy and objectives because of its responsibilities and oversight of the Company’s various policies and procedures concerning executive compensation.

The six primary objectives that the Committee considers in making compensation decisions are discussed below, as are our other philosophies and mechanisms for determining compensation. In making compensation-related decisions, the Committee also considered its role in promoting good corporate governance practices.

Primary Objectives for the Compensation Program

The Company’s primary objectives for compensating its executives are as follows:

1.	To fairly compensate its executives in a manner that is appropriate with respect to their performance, level of responsibilities, abilities and skills;

2.	To offer compensation that guides, motivates, retains and rewards its executives for the achievement of the Company’s financial performance, strategic initiatives and individual goals;

3.	To align the executives’ interests with the interests of our shareholders;

4.

To maintain competitive pay opportunities for its executives so that it retains its talent pool and, at the same time, has the ability to attract new and highly-qualified individuals to join the organization as it grows or in the event of succession or replacement of an executive;

5.	To appropriately design the reward system in the context of a challenging business environment; and

6.	Not to incentivize a level of risk through its compensation plans that is reasonably likely to have a material adverse effect on the Company.

Tailored Compensation

Consistent with these objectives, the Company’s compensation philosophy also takes into consideration the unique roles played by each of the NEOs. The Committee seeks to individually tailor their compensation packages to align their pay mix and pay levels with their contributions to, and positions within, the Company. For example:

●

CEO, CFO and COO: Because the CEO, CFO and COO make executive decisions that influence the direction, stability and profitability of the Company, their overall compensation is intended to strongly align with objective financial measures of the Company.

●

CAO: The CAO, Mr. Brad O’Connor, has less direct influence on the Company’s strategic and operational decisions. Therefore, overall compensation for Mr. O’Connor reflects both objective financial measures of the Company and the attainment of personal objectives (as determined by the Committee, which may consult with the CFO, CEO and other members of senior management regarding these determinations).

Variable Incentive Compensation

The Company’s compensation philosophy emphasizes variable incentive compensation elements (bonus and long-term incentives), the value of which reflects the Company’s financial and stock performance. For the CAO, the variable incentive compensation element also includes personal performance objectives.

For all executive officers, the Committee retains the flexibility to adjust incentive awards downward or to consider discretionary bonus awards in special circumstances as described below under “Details of Compensation Elements − Annual Bonus − Discretionary Bonuses.”

Peer Group Considerations

As context for setting the compensation levels for the CEO, CFO and COO in fiscal 2016, the Committee considered the compensation levels and practices of its Peer Group companies. The Company’s Peer Group includes the following 11 publicly-traded homebuilding companies: (1) Beazer Homes USA, Inc.; (2) CalAtlantic Group, Inc.; (3) D.R. Horton, Inc.; (4) KB Home; (5) Lennar Corporation; (6) M.D.C. Holdings, Inc.; (7) Meritage Homes Corporation; (8) NVR, Inc.; (9) Pulte Group, Inc.; (10) Taylor Morrison Home Corporation; and (11) Toll Brothers, Inc. The Committee, in consultation with the Committee’s compensation consultant, FW Cook, and management, selected the companies in the Peer Group because of their comparable business profiles. In particular, the Company’s revenue size relative to the companies in the Peer Group and the presence of the Peer Group companies in the Company’s markets were considered the most relevant factors for selection of peer companies within the homebuilding industry. Due to the merger of The Ryland Group, Inc. and Standard Pacific Corp. into the combined CalAtlantic Group, Inc., Taylor Morrison Home Corporation was added to the Peer Group for fiscal 2016 as the next closest comparable company. This was the first change to the Peer Group since January 2010. The Committee will continue to review the appropriateness of the Peer Group composition. For the CAO, the Committee places equal or greater weight on its consideration of internal pay equity, an evaluation of individual performance contributions and other factors described in detail below.

The Committee relies on Peer Group comparisons for the CEO, CFO and COO. Because of the limited compensation data reported for the chief accounting officer position by companies in the Peer Group, the Committee also reviews broad-based compensation survey data for the compensation of the CAO and considers internal pay relationships. The Committee does not consider the specific participants included in broad-based compensation survey data to be a material factor in its reviews. The Committee reviewed broad-based survey data in fiscal 2016 to assess current market trends with respect to compensation for the position held by the CAO.

Consideration of Market Conditions

In determining overall compensation for all the NEOs, the Committee also takes into account leadership abilities and risk management contributions, which are especially critical during difficult market conditions. In addition, in establishing compensation levels, the Committee takes into consideration market pressures, both within and outside of the homebuilding industry.

As an example of the Committee’s consideration of market conditions at the time of setting bonus formulas, for fiscal 2016 the Committee sought to emphasize pre-tax profit, liquidity and revenue growth and, as a result, the fiscal 2016 bonus formulas for the CEO, CFO and COO included pre-tax profit, liquidity balances and revenue growth components. As another example of the consideration of market conditions, the Committee determined that 50% of the MSUs granted in June 2016 to the CEO and CFO would be subject to financial performance conditions in addition to the stock price performance conditions applicable to all MSU awards. These financial performance-based MSUs will not vest unless the Committee determines that the Company achieved specified levels of gross margin improvement and debt reduction through the end of fiscal 2018, as discussed below.

Say-on-Pay and Say-on-Frequency Votes

In light of the voting results with respect to the frequency of shareholder votes on executive compensation at the 2011 Annual Meeting of Shareholders at which a substantial majority of our shareholders (96.3% of the votes cast by shareholders of Class A Common Stock and Class B Common Stock, voting together) voted for “say-on-pay” proposals to occur every three years, the Board of Directors initially decided that the Company would hold an advisory vote on the compensation of named executive officers every three years. Because the last scheduled “say-on-pay” vote was held at the 2014 Annual of Meeting of Shareholders, the Company is required to hold an advisory vote on the compensation of its named executive officers at the Company’s 2017 Annual Meeting of Shareholders. The Company voluntarily elected to hold a “say-on-pay” vote at its 2015 and 2016 Annual Meeting of Shareholders even though it was not required.

The Board of Directors thoughtfully considers the opinions expressed by shareholders through their votes, periodic meetings and other communications, and believes that shareholder engagement leads to enhanced governance practices. During fiscal 2016, the Company conducted proactive investor outreach programs, including having its executives attend eight investor conferences as well as other meetings with the investment community and meeting one-on-one or in small groups with more than 170 investors. None of these investors raised concerns about the Company’s compensation practices during such meetings. Additionally, the Company periodically engages investors to discuss specific matters of importance to shareholders.

In addition, the Committee considered the result of the 2016 voluntary advisory, non-binding “say-on-pay” proposal in connection with the discharge of its responsibilities. A substantial majority of our shareholders (90.8% of the votes cast by shareholders of Class A Common Stock and Class B Common Stock, voting together) approved the compensation of our named executive officers for fiscal 2015 described in our proxy statement for the 2016 Annual Meeting of Shareholders. The Committee views this level of shareholder support as an affirmation of our current pay philosophy and, as a result, no substantive changes were made to the structure of our executive compensation pay programs for fiscal 2016. The Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the NEOs.

3. FISCAL 2016 COMPENSATION ELEMENTS AND COMPENSATION MIX

Compensation Elements at a Glance

There are five main compensation elements that support the Company’s compensation objectives, each of which is discussed in detail below.

1.	Base salaries;

2.	Annual bonuses;

3.	Stock grants (for example, stock options and MSU and restricted stock unit (“RSU”) awards);

4.	Long-Term Incentive Programs (“LTIPs”) (described below) (payable in both cash and stock); and

5.	Other employee benefits, including limited perquisites.

Compensation Mix

Hovnanian CEO Pay Mix

Fixed vs. Variable Compensation. A significant portion of executives’ “Total Direct Compensation” (which includes base salary, annual bonuses, stock grants and LTIP awards) opportunity consists of variable compensation – that is, the compensation ultimately realized is dependent on either Company or individual performance. Of the elements of Total Direct Compensation, base salary is fixed compensation, while annual bonuses, stock grants and LTIP awards are variable compensation. An important part of each NEO’s compensation package consists of equity awards, the ultimate value of which is tied to the Company’s stock performance. These variable elements are intended to align the executives’ performance and interests with Company performance and long-term shareholder value.

For fiscal 2016, the Committee intended for variable compensation to represent a significant percentage of the Total Direct Compensation opportunity for all NEOs. In addition, the Committee intended for Total Direct Compensation and the level of variable compensation realized to align with the median level of the Peer Group compensation in years when the Company performs at median levels compared to the Peer Group. As discussed in more detail below, for fiscal 2016, the Committee granted the CEO and CFO the same number of MSUs as in fiscal 2015 and fiscal 2014. The Committee also determined that 50% of the MSUs would be subject to financial performance conditions in addition to the stock price performance conditions applicable to all MSU awards. For the reasons discussed below, no grants of MSUs were made to the COO in fiscal 2016. The Committee also granted stock options to the CEO and CFO, with an exercise price of 33 1/3% above the closing price on the grant date and granted Mr. O’Connor an increased number of stock options in fiscal 2016.

Long-Term vs. Short-Term Compensation. An important portion of each NEO’s Total Direct Compensation is long-term compensation, which may include stock option, MSU, RSU and/or LTIP awards. Short-term compensation consists of base salary and the cash portion of annual bonus amounts. Long-term compensation is intended to foster long-term commitment by the executive, employee-shareholder alignment and improved long-term shareholder value. In fiscal 2016, the Committee adopted an LTIP for the NEOs and other key senior executives of the Company, as discussed below. No RSUs were granted to any NEOs in fiscal 2016.

The average long-term compensation amounts (including stock and prior annual option grants at their grant date fair value and other option grants and the LTIP awards annualized at target) as a percentage of Total Direct Compensation for fiscal years 2013 through 2016 for the CEO, CFO and COO were 59%, 46% and 39%, respectively. The average long-term compensation amounts (including stock and annual option grants at their grant date fair value and other option grants and the LTIP awards annualized at target) as a percentage of Total Direct Compensation for the CAO is lower than that of the CEO, CFO and COO because while the Committee believes it is important for the CAO to be compensated in part based on the long-term performance of the Company, he has less direct influence on the long-term financial success and strategy of the Company as compared to the CEO, CFO and COO.

4. DETAILS OF COMPENSATION ELEMENTS

Base Salaries

Base salaries are intended to reward executives for their day-to-day contributions to the Company. The Committee believes that base salaries within the competitive median range are necessary to retain the Company’s executive talent pool, and it set the fiscal 2016 base salaries of the Company’s NEOs at a level it believed to be necessary to retain such executive officers’ services.

Base salaries of all the NEOs are reviewed annually by the Committee and are subject to adjustment based on factors that may include individual performance, change in responsibilities, average salary increases or decreases in the industry, compensation for similar positions in the Company’s Peer Group or broad-based compensation survey data if comparable data were unavailable from the Peer Group companies, as well as other factors such as cost of living increases and internal pay relationships with other executives.

●

CEO: During fiscal 2007 through 2014, the CEO did not receive any adjustments in his annual base salary, which was reflective of the Company’s budget cuts and downsizing due to challenging industry conditions. In each of fiscal 2015 and 2016, Mr. Hovnanian received a 3% salary increase in consideration of his individual performance and in line with the Company’s ordinary course merit-based and cost of living salary increase practices. Based on discussions with FW Cook and Peer Group market data gathered by management, the Committee determined that, including these adjustments, the CEO’s fiscal 2015 and 2016 base salaries were near the median base salary level of chief executive officers at Peer Group companies.

●

CFO: During fiscal 2011 through 2013, the CFO did not receive any adjustments in his annual base salary for the same reasons described above for the CEO. In each of fiscal 2014, 2015 and 2016, Mr. Sorsby received a 3% salary increase in consideration of his individual performance and in line with the Company’s ordinary course merit-based and cost of living salary increase practices.

●

COO and CAO: In each of fiscal 2014, 2015 and 2016, Messrs. Pellerito and O’Connor also each received a 3% salary increase in consideration of their individual performance and in line with the Company’s ordinary course merit-based and cost of living salary increase practices.

Annual Bonuses

Regular Bonuses

The Company provides each of the NEOs with an opportunity to earn annual bonuses, which are intended to reward executives for the attainment of short-term financial objectives and, in the case of Mr. O’Connor, individual performance objectives, and for which the relevant metrics and formula are assessed annually. Fiscal 2016 annual bonus awards were made pursuant to the Company’s Amended and Restated Hovnanian Enterprises, Inc. Senior Executive Short-Term Incentive Plan (the “Short-Term Incentive Plan”), which is a shareholder-approved plan.

The Committee has discretion under the Short-Term Incentive Plan to reduce or eliminate the amount of any bonus amounts payable to any participant based on performance or any other factors the Committee deems appropriate. Under the Short-Term Incentive Plan, the maximum bonus paid to any participant with respect to a fiscal year cannot exceed the greater of $15 million and 2.5% of the Company’s income before income taxes, as reported in its audited consolidated financial statements for that fiscal year. Bonus opportunities are intended to be competitive with industry-wide practices in order to retain and attract executive talent.

The regular annual bonus opportunities in fiscal 2016 for each of the NEOs are shown in the following table. The personal objectives for Mr. O’Connor are discussed below.

	CEO, CFO and COO	CAO
Pre-tax Profit plus Liquidity Balances plus Revenue Growth	$ bonus based on Pre-tax Profit plus Liquidity Balances plus Revenue Growth	N/A
Return on Average Common Equity (“ROACE”)	N/A	$ bonus based on ROACE
Tailored Personal Objectives	N/A	$ bonus based on achievement of specific goals
Formula	Total award is determined solely by Pre-tax Profit plus Liquidity Balances plus Revenue Growth factors	Total award is sum of ROACE and personal objectives factors, with maximum amount of 60% of base salary if the Company achieves positive Pre-tax Profit (otherwise the maximum is 30% of base salary)

Historically, annual bonuses for the CEO and CFO were linked to a measure of the Company’s return on average equity (ROACE, as the current example), a common industry practice. For fiscal 2015, the bonus formula for the CEO, CFO and COO also included Pre-tax Profit, Liquidity Balances and Revenue Growth measures (each as described further below). The Committee believes that its focus on these measures in the annual bonus program have contributed to the Company’s position as the highest performer with respect to total revenue growth and the second highest performer with respect to cash flow growth among companies in the Peer Group based on data available for the first nine months of each company’s respective fiscal 2016 as compared to data for the same period of fiscal 2015. The Committee determined that for fiscal 2016, the Pre-tax Profit and Revenue Growth components of the bonus formulas for the CEO, CFO and COO would remain the same as in fiscal 2015 except that fiscal 2016 Pre-tax Profit would be compared to fiscal 2014 Pre-tax Profit because the Company was not profitable in fiscal 2015. The Revenue Growth component of the 2016 bonus formulas measured total consolidated revenues for fiscal 2016 as compared to total consolidated revenues for fiscal 2015. This differs from the financial performance-based MSU awards granted in fiscal 2015, which are conditioned upon improvement in total consolidated revenues for fiscal 2017 as compared to fiscal 2015, a two-year measurement period, to avoid overlapping performance periods. In recognition of the fact that approximately $260 million of bonds were scheduled to mature in fiscal 2016 and in anticipation of the need for greater investment in what the Company expected to be a recovering homebuilding market, the Committee lowered the minimum liquidity threshold under the Liquidity Balances component of the bonus formulas for the CEO, CFO and COO from $200 million to $150 million and decreased the CEO, CFO and COO’s bonus potential under that component of their respective bonus formulas.

While the Committee initially determined that the ROACE metrics under the fiscal 2016 bonus formulas for the CEO and CFO would remain the same as the ROACE portion of their bonus formulas for fiscal 2015 (that is, the bonus formula was the greater of the ROACE calculation method and the Pre-tax Profit plus Liquidity Balances plus Revenue Growth calculation method), in May 2016, the Committee accepted the CEO and CFO’s proposal to eliminate the ROACE portions of their respective bonus formulas thereby limiting their bonus opportunities to a single calculation method. The COO’s bonus formula did not historically include an ROACE component.

Specifically, the bonus formulas for the CEO, CFO and COO for fiscal 2016 provided that annual bonuses would be equal to the sum of the executive’s bonus based on the Company’s Pre-tax Profit plus ending Liquidity Balances (defined below) in each fiscal quarter plus total Revenue Growth between fiscal 2015 and fiscal 2016.

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The Committee determined that the fiscal 2016 Pre-tax Profit component of the bonus formulas for the CEO, CFO and COO would be based on achieving targeted levels of the Company’s Pre-tax Profit for fiscal 2016 (as shown below), which levels were set in reference to changes from the fiscal 2014 Pre-tax Profit, and that if the Company’s financial performance exceeded the levels established under the Pre-tax Profit component of the CEO, CFO and COO’s bonus formulas for fiscal 2016, the Committee may extrapolate the amount of the bonus above these levels. “Pre-tax Profit” is defined as earnings (losses) before income tax expense as reflected on the Company’s audited financial statements, excluding the impact of any items deemed by the Committee to be extraordinary items (for example, losses from land impairments and losses from debt repurchases/debt retirements such as call premiums, above par purchase prices and related issuance costs or gains from debt repurchases).

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The Liquidity Balances component of the CEO, CFO and COO’s bonus formulas was based on the number of fiscal 2016 quarter-ends in which Liquidity Balances were at or above $150 million. “Liquidity Balances” are defined as homebuilding cash and cash equivalents plus restricted cash that collateralizes letters of credit plus the available borrowing capacity under the Company’s revolving credit facility. In recognition of the fact that approximately $260 million of bonds were scheduled to mature in fiscal 2016 and in anticipation of the need for greater investment in what the Company expected to be a recovering homebuilding market, the Committee lowered the minimum liquidity threshold under the Liquidity Balances component of the bonus formulas for the CEO, CFO and COO and decreased the CEO, CFO and COO’s bonus potential under that component of their respective bonus formulas.

●

The total Revenue Growth component of the CEO, CFO and COO’s bonus formulas measured the Company’s total consolidated revenues for fiscal 2016 as compared to its total consolidated revenues for fiscal 2015.

For fiscal 2016, the bonus formula for Mr. O’Connor remained the same as his fiscal 2015 formula. Specifically, Mr. O’Connor’s fiscal 2016 bonus formula provided that his bonus would be based on both (a) a formula based on the Company’s ROACE and (b) the attainment of tailored personal objectives established for fiscal 2016, subject to a cap as further described below. “ROACE” is defined as “net income” divided by “average common equity” (stockholders’ equity less preferred stock at the beginning of the fiscal year and at the end of each fiscal quarter during the year divided by five). “Net income” used in calculating ROACE is after taxes and preferred dividends, if any (in each case, as reflected on the Company’s financial statements), and excludes land charges.

Since fiscal 2007, the NEOs have also been offered the opportunity to earn a one-time retention bonus equal to 3% of such NEO’s fiscal year-end 2007 base salary if the NEO remains employed with the Company through the end of the first fiscal year in which the Company’s ROACE returns to 20%. At the end of fiscal 2016, the Company’s ROACE did not meet this threshold, so no retention bonuses were earned for fiscal 2016.

The following description provides detail as to the determination of each NEO’s fiscal 2016 annual bonus. Due to the reduced amount of the bonuses as compared to more profitable years, all bonuses for fiscal 2016 were paid 100% in cash.

●

CEO: The CEO’s bonus formula for fiscal 2016 provided for a bonus award equal to a fixed dollar amount based on the Company’s Pre-tax Profit plus a fixed dollar amount based on the Company’s quarterly Liquidity Balances plus a fixed dollar amount based on the Company’s total Revenue Growth.

For the CEO, the Pre-tax Profit plus Liquidity Balances plus Revenue Growth Calculation Method*

Percentage Change in Pre-tax Profit between Fiscal 2014 and Fiscal 2016	Bonus (thousands)
Below -40%	$ 0
-40%	$ 250
-20%	$ 550
0%	$ 850
20%	$1,150
40%	$1,350
60%	$1,550
80%	$1,750
100%	$1,950
120%	$2,150
140%	$2,350
160%	$2,550
180%	$2,750
200%	$2,950
220%	$3,150
240%	$3,350
260%	$3,550

PLUS

Number of Fiscal 2016 Quarter- Ends with Liquidity Balances At or Above $150 Million	Bonus (thousands)
Less than 2	$ 0
2	$275
3	$450
4	$625

PLUS

Total Revenue Growth between Fiscal 2015 and Fiscal 2016	Bonus (thousands)
0% or less	$ 0
5%	$150
10%	$300
15% or more	$550

*

The bonus is interpolated on a linear basis between the points shown in the tables. If the percentage change in Pre-tax Profit between fiscal 2014 and fiscal 2016 exceeds 260%, the Pre-tax Profit bonus may be extrapolated at the Committee’s discretion, but is subject to the maximum bonus payable under the Short-Term Incentive Plan.

Fiscal 2016 Pre-tax Profit was $39.0 million, which represented a percentage change in pre-tax profit between fiscal 2014 and fiscal 2016 of 46.8%, Liquidity Balances at the end of three fiscal 2016 quarters were above $150 million and total Revenue Growth between fiscal 2015 and fiscal 2016 was 28.1%. As a result, Mr. Hovnanian earned a cash bonus equal to $2,418,033.

●

CFO and COO: The CFO’s and COO’s bonus formulas for fiscal 2016 provided for a bonus award equal to a fixed dollar amount based on the Company’s Pre-tax Profit plus a fixed dollar amount based on the Company’s quarterly Liquidity Balances plus a fixed dollar amount based on the Company’s total Revenue Growth.

For the CFO and COO, the Pre-tax Profit plus Liquidity Balances plus Revenue Growth Calculation Method*

Percentage Change in Pre-tax Profit between Fiscal 2014 and Fiscal 2016	Bonus (thousands)
Below -40%	$ 0
-40%	$ 95
-20%	$ 205
0%	$ 315
20%	$ 425
40%	$ 500
60%	$ 575
80%	$ 650
100%	$ 725
120%	$ 800
140%	$ 875
160%	$ 950
180%	$1,025
200%	$1,100
220%	$1,175
240%	$1,250
260%	$1,325

PLUS

Number of Fiscal 2016 Quarter- Ends with Liquidity Balances At or Above $150 Million	Bonus (thousands)
Less than 2	$ 0
2	$125
3	$150
4	$225

PLUS

Total Revenue Growth between Fiscal 2015 and Fiscal 2016	Bonus (thousands)
0% or less	$ 0
5%	$ 75
10%	$120
15% or more	$200

*

The bonus is interpolated on a linear basis between the points shown in the tables. If the percentage change in Pre-tax Profit between fiscal 2014 and fiscal 2016 exceeds 260%, the Pre-tax Profit bonus may be extrapolated at the Committee’s discretion, but is subject to the maximum bonus payable under the Short-Term Incentive Plan.

Based on the bonus formula above and the Company’s Pre-tax Profit plus Liquidity Balances plus Revenue Growth results as described above for the CEO, Messrs. Sorsby and Pellerito each earned a cash bonus equal to $875,512.

●

CAO: The fiscal 2016 incentive opportunity for the CAO was based on a combination of Company performance and individual performance factors that were within his control and that would have a positive impact on the Company. Therefore, the bonus program for the CAO targeted the achievement of both (a) ROACE financial performance objectives for the Company and (b) personal objectives. For fiscal 2016, the total bonus payable under both components combined was capped at the maximum percentage of base salary the CAO could achieve under the personal objectives portion of his bonus formulas. If the Company achieved positive Pre-tax Profit in fiscal 2016, the cap was 60% of base salary. If the Company did not achieve positive Pre-tax Profit in fiscal 2016, the cap would be 30% of base salary. The Committee intends to evaluate the cap as the Company’s financial results continue to improve.

For the CAO, the bonus formula was both:

(a) Calculation Method – for Achievement of Financial Performance Measure*

ROACE Percentage	Bonus
0%	$0
5%	10% of base salary
10%	20% of base salary
15%	40% of base salary
20% or more	60% of base salary

*

The bonus is interpolated on a linear basis between the points shown in the table. The total bonus payable under both components combined was capped at the maximum percentage of base salary the CAO could achieve under the personal objectives portion of his bonus formula.

AND

(b) Calculation Method – for Meeting Personal Objectives Measure*

Goals	Bonus
Threshold	Up to 20% of base salary
Target	Up to 40% of base salary
Outstanding	Up to 60% of base salary

*

“Threshold,” “target” and “outstanding” levels are determined by the CFO and the CEO, who may consult with other members of senior management, other than the CAO, and are used for internal evaluation purposes only. As stated above, the total bonus payable under both components combined was capped at the maximum percentage of base salary the CAO could achieve under the personal objectives portion of his bonus formula. If the Company achieved positive Pre-tax Profit in fiscal 2016, the cap was 60% of base salary. If the Company did not achieve positive Pre-tax Profit in fiscal 2016, the cap was 30%.

Mr. O’Connor’s fiscal 2016 personal objectives included designing and implementing an improved financial planning and projection process taking advantage of existing systems where possible; ensuring federal and state deferred tax assets were used effectively and in accordance with federal and state tax laws; leading the Company’s accounting department in preparing and filing all required SEC documents, including any transaction-related offering documents; and participating in investor conferences and representing the Company during presentations and meetings with investors and analysts. Mr. O’Connor successfully completed these objectives by leading several workshops on planning and projections and how to use the available tools from the existing systems which led to enhancements to the Company’s financial planning tools and systems; successfully coordinating with the Company’s auditors and tax team in their analysis and preparation for fully and properly utilizing the federal and state deferred tax assets as they become available; overseeing the preparation and filing of all SEC documents and transaction-related offering documents; and attending and presenting at several investor conferences and meeting with investors and analysts during the year.

Based on the bonus formula above, actual financial results and the Committee’s determination regarding his personal objectives, Mr. O’Connor did not earn a bonus related to the ROACE metric for fiscal 2016, but he earned a cash bonus for meeting his fiscal 2016 personal objectives in full (the “outstanding” category). Because the Company achieved positive Pre-tax Profit of $39.0 million in 2016, Mr. O’Connor received a cash bonus of $209,344 (representing 60% of base salary).

Discretionary Bonuses

The Committee has the authority to make discretionary bonus awards, which it considers under special circumstances, including exceptional contributions not reflected in the regular bonus measures, new hire sign-on bonuses and retention rewards. No discretionary bonus awards were granted to the NEOs in fiscal 2016.

Stock Grants

The Committee may make grants of stock options, stock appreciation rights, MSUs, restricted stock and RSUs, unrestricted shares of stock or stock-based awards settled in cash under the shareholder-approved 2012 Hovnanian Enterprises, Inc. Amended and Restated Stock Incentive Plan (as further amended or amended and restated from time to time, the “Stock Plan”). In fiscal 2016, the Committee awarded both MSUs and premium-priced stock options to the CEO and CFO and fair market value stock options to the CAO. The CAO was eligible to elect to receive RSUs in lieu of stock options, but he did not make such an election. The Committee determined that it would not grant annual equity awards to the COO as there were ongoing discussions about his possible retirement at the time the grants were being determined.

Equity awards are intended to establish a strong commitment to maintain employment with the Company and focus on creating long-term shareholder value. Because the ultimate value received by equity award recipients is directly tied to the Company’s stock price, they serve to link the interests of management and shareholders and to motivate executive officers to make decisions that will increase the long-term total return to shareholders. Certain of the equity awards also include financial performance conditions, which are intended to incentivize recipients to achieve specified financial performance goals. Additionally, grants under the Stock Plan include vesting and termination provisions that the Committee believes will encourage equity award recipients to remain long-term employees of the Company.

The Committee ultimately approves the size of the grants taking into account the recommendations by the CEO (other than for his own grant) and other criteria as determined by the Committee. The Committee generally targets a specific number of shares rather than a specific share value. This philosophy directly aligns equity grant values with shareholder value since equity values are generally higher when the stock price is increasing and lower when the stock price is decreasing. For fiscal 2016, the Committee granted the CEO and CFO the same number of MSUs as in fiscal 2015. The Committee also determined that 50% of the MSUs would be subject to financial performance conditions in addition to the stock price performance conditions applicable to all the MSU awards. In making its annual award determination, the Committee also granted stock options to the CEO and CFO, with an exercise price 33 1/3% above the closing stock price on the grant date. The Committee’s rationale for the fiscal 2016 grants is described below. The Committee will continue to determine the appropriate mix of equity and other award types based on the objectives of the compensation program, the Company’s business needs, the potential dilution impact and the pool of shares remaining available for grant under the Company’s shareholder-approved incentive plans.

Fiscal 2016 Equity Awards

In determining the fiscal 2016 equity awards for the NEOs, the Committee considered, without giving specific weight to any one factor, then-available information on Peer Group equity awards for the NEOs, the anticipated changes in equity award values across industries, the Company’s available share pool and the potential impact on shareholder dilution, the Company’s stock performance, the historical equity awards provided to each NEO, the desire to retain the employment of each NEO, and the desire to continue to link a portion of each NEO’s compensation with future Company performance. All equity awards in fiscal 2016 were made in the form of rights to receive shares of Class A Common Stock, except for the CEO who received his equity awards in the form of rights to receive shares of Class B Common Stock. In making such determination for the CEO, the Committee discussed the various reasons for making awards in Class B Common Stock and considered and evaluated the feedback reported to the Committee by senior human resources personnel about the diligence review thereof, which included discussions with Company associates and external parties such as lenders, suppliers and contractors. Such parties expressed that Hovnanian family ownership and control has high value in that it continues to be important to the Company’s business relationships and to attracting and retaining current and prospective employees, particularly in light of industry acquisitions and consolidation activity which resulted in significant workforce reductions at the companies involved. After such discussion and review and analysis thereof, the Committee determined that making the CEO’s equity awards in the form of rights to receive shares of Class B Common Stock best served the Company’s and its shareholders’ interests by promoting continuity of direction and management and stability in the Company’s business and employee relationships through Hovnanian family ownership and control, which has been and will be critical to the growth and success of the Company.

●

CEO and CFO: In fiscal 2016, as in fiscal 2015 and fiscal 2014, the CEO and CFO were granted 600,000 and 120,000 target MSUs, respectively. The Committee again decided to award MSUs because it believes MSUs provide a clear linkage to shareholder value creation, provide less market leverage than stock options but more market leverage than time‐vested RSUs, and balance retention and performance objectives.

Fifty percent of the MSUs will generally pay out in four equal annual installments, with the first of such installments commencing on the second anniversary of the grant date. The remaining fifty percent of the MSUs are subject to financial performance conditions in addition to the stock price performance conditions applicable to all MSUs. If the financial and stock price performance conditions are met, these financial performance-based MSUs pay out in four equal installments with the first installment being paid on January 1, 2019 and the remaining annual installments commencing on the third anniversary of the grant date.

The number of shares to be delivered at each MSU vesting date, if any, will be determined by multiplying the number of MSUs that become vested on such applicable vesting date by the Stock Performance Multiplier. The “Stock Performance Multiplier” is a percentage calculated by dividing (x) the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the vesting date by (y) the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the grant date; except that (a) if such percentage is less than 50%, then the Stock Performance Multiplier will equal zero and (b) if such percentage exceeds 175%, then the Stock Performance Multiplier will be capped at 175%.

In the case of the MSUs subject to financial performance conditions in addition to the stock price performance conditions applicable to all MSUs, 25% of the above result will be further multiplied by the Gross Margin Multiplier and 25% of the above result will be further multiplied by the Debt Reduction Multiplier. These multipliers act as negative modifiers of up to 50% of the award if specified performance objectives are not met. The Committee concluded that achieving a 100 basis points improvement in gross margin and $300 million in debt reduction would be the baseline performance required to avoid a negative modifier of any award otherwise earned under the Stock Performance Multiplier. As previously disclosed, during 2016, we shifted our focus from revenue growth to gaining operating efficiencies, improving our bottom line, debt reduction and cash flow management. In recognition of this shift in strategy, the Committee determined to change the financial performance conditions for MSUs granted in fiscal 2016 from those of the MSUs granted in fiscal 2014 and 2015 (which were based upon improvement in the Company’s consolidated revenue) in order to incentivize the CEO and CFO to improve gross margin and reduce debt over the applicable performance periods.

The “Gross Margin Multiplier” will be determined as follows by reference to the increase (if any) in the Gross Margin Factor for the Company’s fiscal year ending October 31, 2018, as measured against the Gross Margin Factor for the Company’s fiscal year ended October 31, 2016. The “Gross Margin Factor” is (A) the sum of (1) the consolidated homebuilding gross margin, before cost of sales interest expense and land charges, for the Company, as reported in the Company’s audited financial statements for the fiscal year and (2) the homebuilding gross margin, before cost of sales interest expense and land charges, for the Company’s unconsolidated joint ventures, as reflected in their respective financial statements for the same 12-month period, divided by (B) the sum of (1) the sale of homes revenue for the Company, as reported in the Company’s audited financial statements for the fiscal year and (2) the sale of homes revenue for the Company’s unconsolidated joint ventures, as reflected in their respective financial statements for the same 12-month period.

Gross Margin Improvement (increase): Fiscal Year 2018 vs. Fiscal Year 2016	Applicable Gross Margin Multiplier*
0 basis points (or less)	0%
50 basis points	50%
100 basis points (or more)	100%

*	The applicable Gross Margin Multiplier is interpolated on a linear basis between the points shown in the table.

The “Debt Reduction Multiplier” will be determined as follows by reference to the decrease (if any) in the Company’s total (recourse) notes payable, excluding accrued interest and non-recourse property-specific debt, as reflected on the Company’s audited balance sheet as of October 31, 2018 as measured against the Company’s total (recourse) notes payable, excluding accrued interest and non-recourse property-specific debt, as reflected on the Company’s audited balance sheet as of October 31, 2015:

Debt Reduction: October 31, 2018 vs. October 31, 2015	Applicable Debt Reduction Multiplier*
$0 (or less)	0%
$150 million	50%
$300 million (or more)	100%

*	The applicable Debt Reduction Multiplier is interpolated on a linear basis between the points shown in the table.

In addition, as the homebuilding industry slowly rebounds, the Compensation Committee concluded that additional equity grants for the Company’s two top executives were appropriate. The awards consisted of 250,000 stock options for each of the CEO and CFO. The Committee’s goals in granting these awards are threefold: (1) to ensure the Company retains these key executives; (2) to motivate these key executives to increase shareholder value; and (3) to align the executives’ interests with those of the Company’s shareholders. To accomplish these three objectives, the option grants for the CEO and CFO will vest at the end of four years based on continued employment with no accelerated vesting for retirement or disability. Furthermore, the exercise price was set 33 1/3% higher than the closing share price on the date of grant to require a significant increase in shareholder value before the executives begin to benefit. The Committee believes that these special grants will have a significant impact on focusing our top two executives on maximizing performance and shareholder value, while at the same time ensuring they remain with the Company.

●	COO: The Committee determined that it would not grant annual equity awards to the COO as there were ongoing discussions about his possible retirement at the time the grants were being determined.

●

CAO: The CAO’s regular annual stock option grant increased from 20,000 stock options in fiscal 2015 to 25,000 stock options in fiscal 2016. These stock options vest in four equal annual installments, commencing on the second anniversary of the grant date, thereby providing a five-year period before becoming fully vested. To ensure the Company retains Mr. O’Connor, a key executive, and to further align his interests with those of the Company’s shareholders, the Committee also approved a grant of 50,000 stock options for Mr. O’Connor which vest one-third per year beginning on the third anniversary of the grant.

2013 Long-Term Incentive Program

In fiscal 2013, the Company adopted a Long-Term Incentive Program (the “2013 LTIP”) under the Stock Plan to aid the Company in retaining key employees and to motivate them to exert their best efforts to achieve greater levels of profitability and to extend the maturity and/or reduce the amount of the Company’s existing homebuilding debt by providing rewards at the end of a multi-year period. The 2013 LTIP was intended to incentivize achievement of specified pre-tax profit goals and specified improvements in the Company’s capital structure through refinancings of, or reductions in, homebuilding debt.

Each of the NEOs was a participant in the 2013 LTIP and their award payouts (40% in the form of cash and 60% in shares) were determined based on actual performance for the full 31-month performance period, subject to vesting requirements over an additional 24-month period, as described below. This performance period commenced on March 11, 2013 and ended on October 31, 2015 (that is, the performance period covered a portion of fiscal 2013 and all of fiscal 2014 and 2015). After the performance period, the awards remain subject to vesting conditions during fiscal 2016 and 2017.

At the end of fiscal 2015, the Company’s pre-tax profit was less than $50 million and refinancings and/or reductions in Existing Homebuilding Debt equaled approximately $82 million. During the 2013 LTIP performance period, the Company also successfully completed $400 million in new issuances of homebuilding debt. The proceeds from these financings could have been used to refinance/reduce Existing Homebuilding Debt within the 2013 LTIP performance period. However, the Company and the Board of Directors concluded that, due to the high make-whole cost of retiring Existing Homebuilding Debt prior to maturity, it was more beneficial to the Company and its stockholders to implement the Company’s strategic initiatives, including land acquisition and land development, and wait to retire or refinance debt at the next scheduled maturity dates in January and May 2016. The $259 million aggregate principal amount of these future debt reductions along with the $82 million achieved during the 2013 LTIP performance period exceeded $325 million, the high end of the target performance level for the 2013 LTIP. In recognition of the fact that management’s action advanced the long-term financial interests of the Company and its shareholders above their personal interests and to avoid an inequitable compensation outcome as a result of taking such action, the Compensation Committee determined to treat the new issuances as having refinanced or reduced Existing Homebuilding Debt for purposes of calculating the 2013 LTIP award. This interpretation resulted in a payment of 90% of the target award. Due to the interpretation of the results for purposes of the 2013 LTIP, the cash portion of the award payable in connection with the 2013 LTIP is reflected in the Summary Compensation Table as “Bonus” for fiscal 2015, rather than “Non-Equity Incentive Plan Compensation.” In addition, the incremental fair value associated with the share portion of the 2013 LTIP award, determined under FASB ASC Topic 718, Compensation – Stock Compensation, as a result of this interpretation, is reflected in the “Stock Awards” column for fiscal 2015 in the Summary Compensation Table.

As an additional condition of earning each portion of the award and as a retention inducement, following the performance period, a participant must also be employed through the vesting dates outlined below (other than in cases of death, disability or qualified retirement, or in the case of Mr. O’Connor, specified termination following a change in control of the Company). The vesting percentages relate to the earned award value as of October 31, 2015.

1.	20% of the award vested on October 31, 2015 and was paid in January 2016;

2.	30% of the award vested on October 31, 2016 and was paid in January 2017; and

3.	50% of the award will become vested on October 31, 2017 and will be payable in January 2018;

with the cash portion of the earned award value becoming vested and payable before any share portion of the earned award value becomes vested and payable.

2016 Long-Term Incentive Program

In fiscal 2016, the Company adopted a Long-Term Incentive Program (the “2016 LTIP”) under the Stock Plan to further aid the Company in retaining key employees and to motivate them to exert their best efforts on behalf of the Company. Specifically, the 2016 LTIP is intended to incentivize achievement of specified pre-tax profit goals as a measure of operational improvement and specified improvements in the Company’s capital structure through reductions of interest expense as a percentage of homebuilding revenue, in line with our focus on gaining operating efficiencies and improving our bottom line as discussed in “Executive Summary” above. In particular, using reductions of interest expense as a percentage of homebuilding revenues as a financial measure can incentivize a number of achievements that may improve our bottom line, including reductions in debt, refinancing debt at lower interest rates, improvements in homebuilding revenue or combinations of these achievements.

Each of the NEOs is a participant in the 2016 LTIP and their award payouts, if any, will be determined based on actual performance for the full 36-month performance period, subject to vesting requirements over an additional 24-month period, as described below. This performance period commenced on November 1, 2015 (the beginning of fiscal 2016) and will end on October 31, 2018 (that is, the performance period covers fiscal 2016, 2017 and 2018). After the performance period, the awards remain subject to vesting conditions during fiscal 2019 and 2020.

Award payouts, if any, will be based on a specific target multiple of each participant’s base salary in effect on the date the participant was granted the award (the “grant date,” or December 14, 2015, for all NEOs). The target number of shares was set based on the closing price of the Class A Common Stock on the grant date, regardless of whether the share price increases or decreases by the time the award is determined or distributed. In order to manage the potential dilutive impact of the 2016 LTIP, the Committee required that 50% of the payout be in the form of cash, with any award potential above target payable 100% in cash. All stock awards under the 2016 LTIP were made in the form of rights to receive shares of Class A Common Stock, except that the Committee determined the CEO’s award would be in the form of rights to receive shares of Class B Common Stock for the reasons discussed above under “– Details of Compensation Elements – Stock Grants.” The following describes the target multiple of base salary and form of payout for each NEO:

	Target Multiple
	of 2015 Base Salary	Target Payout Method
CEO	3.00	50% cash / 50% shares
CFO	2.00	50% cash / 50% shares
COO	2.00	50% cash / 50% shares
CAO	1.25	50% cash / 50% shares

Although the Committee views both the stock and cash portions of the 2016 LTIP as multi-year incentive plan awards, they are reported differently for purposes of the Summary Compensation Table. The share payout portions are reflected as “Stock Awards” in fiscal 2016 at their grant date fair value under ASC Topic 718, which was based on the probable outcome as of the grant date. Conversely, the actual amounts earned on the cash payout portions, if any, will be reflected in the Summary Compensation Table as “Non-Equity Incentive Plan Compensation” for fiscal 2018 (which coincides with the end of the performance period) even though payments remain subject to subsequent vesting restrictions.

For purposes of the 2016 LTIP, “pre-tax profit” is defined as earnings (loss) before income tax expense as reflected on our audited financial statements, excluding the impact of any items deemed to be unusual or nonrecurring items for financial reporting purposes and excluding losses from land impairments and losses from debt repurchases/debt retirement such as call premiums, above par purchase prices and related issuance costs. “Interest Expense as a Percentage of Homebuilding Revenue” is defined as (A) the sum of (1) cost of sales interest and other interest for the Company as reflected in our audited financial statements and (2) cost of sales interest and other interest for our unconsolidated joint ventures as reflected in their respective financial statements for the 12 months ended October 31, 2018, divided by (B) the sum of (1) total homebuilding revenue for the Company as reflected in our audited financial statements and (2) total homebuilding revenue for our unconsolidated joint ventures as reflected in their respective financial statements for the 12 months ended October 31, 2018.

The following table illustrates the percentage of the target award that can be achieved at each performance level. Awards will be interpolated on a linear basis between performance levels but will not be extrapolated above the maximum performance levels listed below.

Fiscal 2018 Interest Expense as a Percentage of Fiscal 2018 Homebuilding Revenue
		7.3% or more	6.8%	6.3%	5.8%	5.3%	4.8%	4.3% or less
Cumulative Pre-tax Profit for Fiscal 2016 through Fiscal 2018 (in millions)	$325 or more	100% of target award	125% of target award	150% of target award	175% of target award	200% of target award	225% of target award	250% of target award
	$225	75% of target award	100% of target award	125% of target award	150% of target award	175% of target award	200% of target award	225% of target award
	$125	50% of target award	75% of target award	100% of target award	125% of target award	150% of target award	175% of target award	200% of target award
	$50	0% of target award	15% of target award	30% of target award	45% of target award	60% of target award	75% of target award	90% of target award
	Less than $50	0% of target award	0% of target award	0% of target award	0% of target award	0% of target award	0% of target award	0% of target award

As an additional condition of earning each portion of the award and as a retention inducement, following the performance period, a participant must also be employed through the vesting dates outlined below (other than in cases of death, disability, qualified retirement or specified termination following a change in control of the Company). The vesting percentages relate to the earned award value as of October 31, 2018.

1.	50% of the award will become vested on October 31, 2018 and would be payable in January 2019;

2.	30% of the award will become vested on October 31, 2019 and would be payable in January 2020; and

3.	20% of the award will become vested on October 31, 2020 and would be payable in January 2021;

with the cash portion of the earned award value becoming vested and payable before any share portion of the earned award value becomes vested and payable.

Other Employee Benefits

The Company maintains additional employee benefits that the Committee believes enhance executive safety, efficiency and time that the executive is able to devote to Company affairs.

We do not believe that special perquisites or other personal benefits should play a major role in our executive compensation program. However, some NEOs are provided one or more of the following items:

●	Auto allowance, including car maintenance and fuel expense;

●	Personal use of the Company’s automobiles (including driver’s compensation) and of the Company’s fractional aircraft share (limited to the CEO);

●	Executive term life insurance;

●	Annual Executive Physical Exam Program;

●	Golf membership or country club fee reimbursement (limited to the CEO); and

●	Personal income tax preparation services (limited to the CEO).

The Committee annually reviews the elements and level of executive perquisites for the NEOs. In particular, in evaluating the appropriateness of these benefits for the CEO, the Committee takes into consideration the degree to which the CEO is required to travel to various Company locations and business functions on a daily basis. Based on its review, the Committee has requested that the CEO use Company-provided transportation to enhance the efficient use of his time.

The Company makes a matching contribution to all participants, including the NEOs, in the Company’s 401(k) plans of up to 6% of eligible employee compensation, based on tenure. The Company also makes contributions to the executive deferred compensation plan (“EDCP”) for the NEOs and certain other executives of the Company to provide up to 6% of earnings above the annual 401(k) limit for the calendar year, based on tenure. Calendar year contributions are credited in the subsequent fiscal year and reflected in the proxy statement for that year.

Specific benefits and the incremental costs of such benefits are described in detail in the footnotes to the Summary Compensation Table. The Company does not offer any defined benefit pension plans to its employees.

5. ACTIONS FOR FISCAL 2017

The Committee approved a 3% base salary increase, effective December 17, 2016, for each of Messrs. Hovnanian, Sorsby and O’Connor, in line with the Company’s ordinary course merit-based salary and cost of living increase practices.

The Committee determined that for fiscal 2017, the bonus formulas for the CEO and CFO would include pre-tax profit, liquidity balances and total revenue components similar to those in the 2016 bonus formulas with modifications to the relevant definitions and thresholds in order to incentivize recipients to achieve financial performance goals pertinent to the Company’s current financial strategy. The 2017 bonus formulas will also include a fourth component based on capital raised by the Company or its joint ventures from alternative sources.

The Committee determined that the fiscal 2017 bonus formula for Mr. O’Connor will remain the same as in fiscal 2016, although his personal objectives were updated to reflect key goals for fiscal 2017.

As previously announced, Mr. Pellerito stepped down from his position as COO on October 31, 2016 and retired from the Company effective December 31, 2016.

6. TAX DEDUCTIBILITY AND ACCOUNTING IMPLICATIONS

As a general matter, the Committee always takes into account the various tax and accounting implications of compensation. When determining amounts of equity grants to executives and employees, the Committee also examines the accounting cost associated with the grants.

Certain of the Company’s incentive compensation programs are intended to allow the Company to make awards to executive officers that are deductible under Section 162(m) of the Code, which provision otherwise sets limits on the tax deductibility of compensation paid to a company’s most highly compensated executive officers (with the exception of the Company’s CFO). The Committee will continue to seek ways to limit the impact of Section 162(m) of the Code. However, the Committee believes that the tax deduction limitation should not compromise the Company’s ability to establish and implement compensation and incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in compensation that is not deductible for federal income tax purposes, such as a portion of salaries, payments under the 2013 LTIP and a portion of MSU awards.

7. TIMING AND PRICING OF STOCK OPTIONS AND MSUs

For fiscal 2016, with the exception of grants related to new hires and promotions, stock options and MSUs were granted on the second Friday in June for all eligible employees, consistent with our practice of granting equity awards annually on the second Friday in June. The Company’s practice of setting “fixed” equity award grant dates is designed to avoid the possibility that the Company could grant stock awards prior to the release of material, non-public information that is likely to result in an increase in its stock price or delay the grant of stock awards until after the release of material, non-public information that is likely to result in a decrease in the Company’s stock price. Exercise prices of stock options were set at (or in the case of stock options granted to the CEO and CFO, were set 33 1/3% above) the closing trading price per share of the Company’s Class A Common Stock on the NYSE on the date the options were granted.

8. STOCK OWNERSHIP GUIDELINES

The Board of Directors has adopted stock ownership guidelines, which set forth recommended minimum amounts of stock ownership, directly or beneficially, for the CEO, CFO, COO and non-employee Directors. The Corporate Governance and Nominating Committee reviews adherence to the Company’s stock ownership guidelines on an annual basis, which guidelines are incorporated into the Company’s Guidelines. The Company believes these guidelines further enhance the Company’s commitment to aligning the interests of our non-employee Directors and senior management with those of our shareholders.

Under the terms of the ownership guidelines, once the stock ownership guidelines are met, they are deemed satisfied for subsequent annual review periods, regardless of decreases in the Company’s stock price on the NYSE.

Senior Executive Officers

The guidelines provide that the following senior executive officers of the Company are requested to achieve and maintain minimum stock ownership amounts as follows:

CEO – 6 times current base salary

CFO – 3 times current base salary

COO – 3 times current base salary

Messrs. Hovnanian, Sorsby and Pellerito currently meet their respective stock ownership guidelines.

See “Non-Employee Director Compensation” for information on the stock ownership guidelines for non-employee Directors.

EXECUTIVE COMPENSATION

1. SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for the fiscal years ended October 31, 2016, October 31, 2015, and October 31, 2014 of the CEO, CFO and each of the other persons serving as an executive officer as of October 31, 2016. These four individuals compose our named executive officers (“NEOs”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compen- sation ($) (7)	Total ($) (8)
Ara K. Hovnanian,	2016	1,159,059	—	3,000,576	235,474	2,418,033	19,683	379,368	7,212,193
President, Chief Executive Officer	2015	1,120,972	1,180,014	2,488,887	—	823,729	4,260	555,265	6,173,127
and Chairman of the Board	2014	1,092,606	—	3,433,500	—	1,140,293	292	250,220	5,916,911

J. Larry Sorsby,	2016	655,587	—	899,039	235,474	875,512	7,564	140,018	2,813,194
Executive Vice President	2015	634,044	432,000	598,746	—	361,865	1,630	196,665	2,224,950
and Chief Financial Officer	2014	617,885	—	686,700	—	443,108	119	61,698	1,809,510

Thomas J. Pellerito,	2016	655,587	—	636,539	—	875,512	6,975	128,534	2,303,147
Chief Operating Officer	2015	634,044	432,000	473,346	—	361,865	1,495	169,348	2,072,098
	2014	617,885	—	457,800	—	443,108	121	64,150	1,583,064

Brad G. O’Connor,	2016	348,881	—	211,715	78,194	209,344	1,960	55,049	905,143
Vice President — Chief	2015	337,417	216,572	59,219	31,872	101,624	393	63,573	810,670
Accounting Officer and	2014	328,818	—	—	61,200	197,327	17	32,299	619,661
Corporate Controller

(1)

“Salary” Column. The effective date of the last base salary increases for Messrs. Hovnanian, Sorsby, Pellerito and O’Connor was December 19, 2015. These increases occurred after the beginning of fiscal 2016, resulting in a prorated base salary for fiscal 2016.

(2)

“Bonus” Column. Represents the cash portion of the award payable in connection with the 2013 LTIP and, for Mr. O’Connor, a retention bonus of $101,624. For a discussion of the calculation of the 2013 LTIP award, see “Details of Compensation Elements – 2013 Long-Term Incentive Program” in the Compensation Discussion and Analysis.

(3)

“Stock Awards” Column. For fiscal 2014, this column reflects the aggregate grant date fair value of the MSUs granted to Messrs. Hovnanian, Sorsby and Pellerito in fiscal 2014. For fiscal 2015, this column represents the incremental fair value of the share portion of the award payable in connection with the 2013 LTIP and, for Messrs. Hovnanian, Sorsby and Pellerito, the aggregate grant date fair value of the MSUs granted to them in fiscal 2015. For fiscal 2016, this column reflects the aggregate grant date fair value of the share portion of the 2016 LTIP awards based upon the probable outcome of the performance conditions as of the grant date, which was the maximum amount, and, for Messrs. Hovnanian and Sorsby, the aggregate grant date fair value of the MSUs granted to them in fiscal 2016.  The 2016 LTIP award levels above are subject to performance over a three-year period (fiscal 2016, 2017 and 2018) and, if earned, awards are subject to vesting restrictions that extend through the end of fiscal 2020. The grant date fair values and incremental fair values were, in each case, computed in accordance with FASB ASC Topic 718. For a discussion of the calculation of the 2013 LTIP award, see “Details of Compensation Elements – 2013 Long-Term Incentive Program” in the Compensation Discussion and Analysis. Assumptions used in the calculation of these amounts are set forth in Footnotes 3 and 15 to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016. Fifty percent of the MSU awards are subject to financial performance conditions in addition to the stock price performance conditions applicable to all MSU awards, and the grant date fair value of the MSU awards reported above is based upon the maximum achievement of the financial performance conditions. The stock price performance conditions applicable to all MSU awards are a market condition as defined under FASB ASC Topic 718 and not a performance condition as defined under FASB ASC Topic 718. Accordingly, there are no maximum grant date fair values that differ from the fair values presented in this column. The MSUs granted in fiscal 2014, 2015 and 2016 are subject to vesting restrictions that extend through June 13, 2019, June 12, 2020 and June 10, 2021, respectively.

(4)

“Option Awards” Column.  This column reflects the aggregate grant date fair value of stock options awarded in the fiscal year indicated. Amounts were computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in Footnotes 3 and 15 to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016. The fiscal 2016 option awards for Messrs. Hovnanian and Sorsby have an exercise price set 33 1/3% above the closing stock price on the date of grant and vest on the fourth anniversary of the grant with no acceleration upon retirement or disability.

(5)

“Non-Equity Incentive Plan Compensation” Column.  This column represents the performance-based annual bonus awards earned by the NEOs in the fiscal year indicated. As described in “Details of Compensation Elements–2013 Long-Term Incentive Program” in the Compensation Discussion and Analysis, the amounts earned by the NEOs in fiscal 2015 in connection with the cash portion of the 2013 LTIP awards are reflected in the Summary Compensation Table as “Bonus” and described in footnote (2) above.

(6)	“Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column. Represents above-market earnings on the Company contribution amounts in the EDCP.

(7)	“All Other Compensation” Column. This column discloses all other compensation for the fiscal year indicated, including reportable perquisites and other personal benefits.

For fiscal 2016, total perquisites and other personal benefits, and those that exceeded the greater of $25,000 or 10% of total perquisites and other personal benefits for each NEO, were as follows:

	Total Perquisites and Description		Fiscal 2016 Perquisites that Exceeded the Greater of $25,000 or 10% of Total Perquisites
Name	Total Fiscal 2016 Perquisites ($)	Types of Perquisites (a)	Personal Use of the Company’s Fractional Aircraft Share ($) (b)	Personal Use of Company’s Automobiles ($) (c)	Personal Income Tax Preparation ($) (d)	Auto Allowance, Car Maintenance and Fuel (e)
Ara K. Hovnanian	157,831	(1) (2) (4) (5) (6) (7)	34,823	70,844	31,348	N/A
J. Larry Sorsby	40,933	(3) (4) (5)	N/A	N/A	N/A	33,832
Thomas J. Pellerito	33,564	(3) (4) (5)	N/A	N/A	N/A	26,630
Brad G. O’Connor	14,617	(3) (4) (5)	N/A	N/A	N/A	N/A

(a)

(1) Personal use of the Company’s fractional aircraft share; (2) Personal use of the Company’s automobiles; (3) Auto allowance and, in some cases, car maintenance and fuel expenses; (4) Company-subsidized medical premiums under grandfathered service provision and premiums for long-term disability insurance; (5) Use of the Company’s Annual Executive Physical Exam Program; (6) Golf/country club membership fees; and (7) Personal income tax preparation.

(b)

The incremental costs of personal use of the Company’s fractional aircraft share are calculated as the total operating costs (including trip-based management fees) directly associated with personal trips and any repositioning of the aircraft related to personal trips. Because the Company’s aircraft is predominantly used for business trips, other costs are not allocated between business and personal use.

(c)

The incremental costs of personal use of the Company’s automobiles are calculated as the allocable share of all costs of the automobiles for the fiscal year (including depreciation and the Company’s driver’s salary and benefits) based upon the percentage of total miles driven during the fiscal year represented by personal trips.

(d)	Reflects the Company’s reimbursement of actual tax preparation expenses incurred by Mr. Hovnanian.

(e)	Represents auto allowance and reimbursements for gas and maintenance for NEOs’ personal vehicles, including for the business use of their vehicles.

In addition to the perquisites and other personal benefits listed above, the NEOs received the following other compensation in fiscal 2016:

Fiscal 2016 All Other Compensation Other Than Perquisites (Supplemental Table)

Name	Term Life Insurance Premiums ($)	Company Contributions to the Executive’s Retirement Plan (401(k)) ($)	Company Contributions to the Executive Deferred Compensation Plan (EDCP) ($)
Ara K. Hovnanian	3,097	15,900	202,540
J. Larry Sorsby	4,194	15,900	78,991
Thomas J. Pellerito	5,116	15,900	73,954
Brad G. O’Connor	1,245	15,900	23,287

(8)	“Total” Compensation Column. This column reflects the sum of all the columns of the Summary Compensation Table.

Fiscal 2016 Total Compensation (Supplemental Table). The Fiscal 2016 Total Compensation (Supplemental Table) below includes the same amounts as reflected in the “Salary,” “Non-Equity Incentive Plan Compensation,” and “All Other Compensation” columns of the Summary Compensation Table for fiscal 2016, but values stock awards, option awards and deferred compensation earnings for the fiscal year differently, as explained in footnotes (a), (b), (c) and (d) below.

The table below is intended to provide additional, supplemental compensation disclosure and not as a replacement for the Summary Compensation Table.

Fiscal 2016 Total Compensation (Supplemental Table)

Name	Fiscal 2016 Salary ($)	Fiscal 2016 Cash Bonus ($)	Fiscal 2016 Stock Vested (excluding LTIP) ($) (a)	Intrinsic Value of Options Granted in Fiscal 2016 ($) (b)	2013 LTIP Cash Realized ($) (c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (d)	Fiscal 2016 All Other Compen- sation ($)	Total of All Columns of Supplemental Table ($)
Ara K. Hovnanian	1,159,059	2,418,033	5,313	—	538,158	—	379,368	4,499,931
J. Larry Sorsby	655,587	875,512	1,063	—	197,018	—	140,018	1,869,198
Thomas J. Pellerito	655,587	875,512	707	N/A	197,018	—	128,534	1,857,358
Brad G. O’Connor	348,881	209,344	213	—	52,424	—	55,049	665,911

(a)

“Fiscal 2016 Stock Vested (excluding LTIP)” column, for Messrs. Hovnanian, Sorsby, Pellerito and O’Connor, represents the portion of the RSU awards granted to them on June 10, 2011 that vested in fiscal 2016, at the stock price on the date of vesting. None of the MSU awards granted to Messrs. Hovnanian, Sorsby and Pellerito vested in fiscal 2016.

(b)

The “Intrinsic Value of Options Granted in Fiscal 2016” column is based on the intrinsic value or degree to which the stock option was “in-the-money” for options granted in fiscal 2016 as of the grant date, instead of the grant date fair values of option awards granted in fiscal 2016, as discussed under footnote (4) to the Summary Compensation Table above.

(c)

Reflects the cash portion of the 2013 LTIP awards that was realized in fiscal 2016 on the basis of performance through October 31, 2015 vesting through October 31, 2016, which was paid in January 2017. These amounts are included in the “Bonus” column of the Summary Compensation Table in fiscal 2015. None of the share portion of the 2013 LTIP awards was realized in fiscal 2016. Additional details are described above under “Details of Compensation Elements – 2013 Long-Term Incentive Program” in the Compensation Discussion and Analysis.

(d)	Reflects that none of the above-market portions of deferred compensation earnings were realized in fiscal 2016.

Cash Compensation (Supplemental Table). For each of the periods presented, the Cash Compensation (Supplemental Table) below includes salary and annual cash bonuses earned and the cash portion of LTIP awards that vested.

The table below is intended to provide additional, supplemental compensation disclosure and not as a replacement for the Summary Compensation Table.

Cash Compensation (Supplemental Table)

Name	Year	Salary ($)	Cash Bonus ($)	LTIP Cash Realized ($)		Total of All Columns of Supplemental Table ($)
Ara K. Hovnanian	2016	1,159,059	2,418,033	538,158	(a)	4,115,250
	2015	1,120,972	823,729	358,772	(a)	2,303,473
	2014	1,092,606	1,140,293	—		2,232,899

J. Larry Sorsby	2016	655,587	875,512	197,018	(a)	1,728,117
	2015	634,044	361,865	131,345	(a)	1,127,254
	2014	617,885	443,108	—		1,060,993

Thomas J. Pellerito	2016	655,587	875,512	197,018	(a)	1,728,117
	2015	634,044	361,865	131,345	(a)	1,127,254
	2014	617,885	443,108	—		1,060,993

Brad G. O’Connor	2016	348,881	209,344	52,424	(a)	610,649
	2015	337,417	203,248	34,949	(a)	575,614
	2014	328,818	197,327	—		526,145

(a)

Reflects the cash portions of the 2013 LTIP awards that were realized in fiscal 2015 and fiscal 2016 on the basis of performance through October 31, 2015, and vesting through the end of the fiscal year, which were paid in January 2016 and January 2017, respectively. These amounts are included in the “Bonus” column of the Summary Compensation Table in fiscal 2015. Additional details are described above under “Details of Compensation Elements – 2013 Long-Term Incentive Program” in the Compensation Discussion and Analysis.

2. GRANTS OF PLAN-BASED AWARDS IN FISCAL 2016

The following table summarizes both:

(1) The potential equity and non-equity incentive plan awards that could have been or could be earned by each of the NEOs at the defined levels of “Threshold,” “Target” and “Maximum” based on the performance-based awards granted to the NEOs in fiscal 2016; and

(2) All other plan-based awards, such as stock options, granted in fiscal 2016.

Each of the following columns is described in the footnotes below the table.

Grants of Plan-Based Awards in Fiscal 2016

	Grant		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Date		Threshold	Target	Maximum	Threshold	Target	Maximum	(#)	(#)	(8)	($) (9)
Ara K.		(1)	0	1,900,000	4,725,000
Hovnanian	12/14/15	(2)				0	1,082,100	1,082,100				1,688,076
	12/14/15	(3)	0	1,688,076	6,752,304
	06/10/16	(4)								250,000	2.27	235,474
	06/10/16	(5)				150,000	300,000	525,000				655,500
	06/10/16	(6)				0	75,000	262,500				328,500
	06/10/16	(7)				0	75,000	262,500				328,500

J. Larry		(1)	0	695,000	1,750,000
Sorsby	12/14/15	(2)				0	408,038	408,038				636,539
	12/14/15	(3)	0	636,540	2,546,161
	06/10/16	(4)								250,000	2.27	235,474
	06/10/16	(5)				30,000	60,000	105,000				131,100
	06/10/16	(6)				0	15,000	52,500				65,700
	06/10/16	(7)				0	15,000	52,500				65,700

Thomas J.		(1)	0	695,000	1,750,000
Pellerito	12/14/15	(2)				0	408,038	408,038				636,539
	12/14/15	(3)	0	636,540	2,546,161

Brad G.		(1)	69,781	209,344	209,344
O’Connor	12/14/15	(2)				0	135,715	135,715				211,715
	12/14/15	(3)	0	211,716	846,863
	06/10/16	(4)								75,000	1.70	78,194

(1)

Regular Bonuses for CEO, CFO and COO.  As described above under “Regular Bonuses” in the Compensation Discussion and Analysis, the fiscal 2016 bonus formula for the CEO, CFO and COO was based on the Pre-tax Profit, Liquidity Balances and Revenue Growth calculation method. These NEOs would not earn any bonus under the Pre-tax Profit, Liquidity Balances and Revenue Growth calculation method if (1) the percentage change in Pre-tax Profit between fiscal 2014 and fiscal 2016 was below -40%, (2) Liquidity Balances were above $150 million for fewer than two fiscal 2016 quarter-end, and (3) total Revenue Growth between fiscal 2015 and fiscal 2016 was 0% or less. Because bonus amounts above that level in Pre-tax Profit change and Revenue Growth, however, would be interpolated, $0 has been disclosed at the “threshold” level for purposes of the above table for these NEOs.

For purposes of the above table presentation, the bonus earned at the “target” level for the CEO, CFO and COO would be the amount that could be earned under the Pre-tax Profit, Liquidity Balances and Revenue Growth calculation method if (1) the percentage change in Pre-tax Profit between fiscal 2014 and fiscal 2016 was 20%, (2) Liquidity Balances were above $150 million for three fiscal 2016 quarter-ends and (3) total Revenue Growth between fiscal 2015 and fiscal 2016 was 10%.

The bonus earned at the “maximum” level for the CEO, CFO and COO would be the amount that could be earned under the Pre-tax Profit, Liquidity Balances and Revenue Growth calculation method if (1) the percentage change in Pre-tax Profit between fiscal 2015 and fiscal 2016 was 260% or more, (2) Liquidity Balances were above $150 million for all four fiscal 2016 quarter-ends and (3) total Revenue Growth between fiscal 2015 and fiscal 2016 was 15% or more.

Regular Bonus for the CAO. As stated above under “Regular Bonuses” in the Compensation Discussion and Analysis, the fiscal 2016 bonus formula for Mr. O’Connor was based on both the ROACE calculation method and the “Meeting Personal Objectives” method, subject to a cap equal to the maximum percentage of base salary he could achieve under the personal objectives portion of his bonus formulas. If the Company achieved positive Pre-tax Profit in fiscal 2016, the cap was 60% of base salary. If the Company did not achieve positive Pre-tax Profit in fiscal 2016, the cap would be 30%

For purposes of the above table presentation, the “threshold” level is defined as when the ROACE percentage and Pre-tax Profit are at or below zero and the “threshold” achievement of the personal objectives established for Mr. O’Connor at the beginning of the fiscal year (as described above in the Compensation Discussion and Analysis under “Regular Bonuses”) is achieved. Based on the “threshold” level of ROACE performance, Mr. O’Connor would not have earned a bonus payout for fiscal 2016 based on the ROACE percentage, but, based upon the “threshold” achievement of his personal objectives, Mr. O’Connor would have earned bonus payout of 20% of his base salary. As a result, for fiscal 2016, Mr. O’Connor at “threshold” would have earned a cash bonus of $69,781.

For purposes of the above table presentation, the “target” level assumes the Company’s ROACE percentage is at 15%, the Company achieves positive Pre-tax Profit and the “target” or a “substantial” percentage of the personal objectives established for Mr. O’Connor at the beginning of the fiscal year is achieved. Since the payouts based on his “target” level would exceed the maximum percentage of base salary he could achieve under the personal objectives portion of his bonus formula, the bonus for Mr. O’Connor at this level would be capped. The applicable cap of 60% of base salary for Mr. O’Connor would result in a cash bonus of $209,344.

For purposes of the above table presentation, the “maximum” level is defined as when the Company achieves positive Pre-tax Profit, the maximum award earned under the ROACE calculation method is achieved and all or an “outstanding” percentage of the personal objectives established for Mr. O’Connor at the beginning of the fiscal year is achieved. The maximum bonus payable under the ROACE calculation is capped at a 20% ROACE level for Mr. O’Connor. Since the payout based on the maximum level would exceed the maximum percentage of base salary he could achieve under the personal objectives portion of his bonus formula, the bonus for Mr. O’Connor would be capped. The applicable cap of 60% of base salary for Mr. O’Connor would result in a cash bonus of $209,344.

(2)

2016 LTIP Stock Awards. Represents the share portion of each NEO’s 2016 LTIP award. As discussed in the Compensation Discussion and Analysis, Mr. Hovnanian’s share award was granted in the form of rights to receive shares of Class B Common Stock and share portions of the 2016 LTIP awards for the remaining NEOs were granted in the form of rights to receive Class A Common Stock.

For purposes of the above table presentation, the “threshold” level is defined as when pre-tax profit is $50 million or less and interest expense as a percent of homebuilding revenue is 7.3% or more. Because payout levels above that level, however, would be interpolated, $0 has been disclosed as the “threshold” level. The “target” level is defined as when pre-tax profit is $125 million and interest expense as a percent of homebuilding revenue is 6.3%. The “maximum” level is defined as when pre-tax profit is $325 million or more and interest expense as a percent of homebuilding revenue is 4.3% or less. The grant date fair value of the share portion of the 2016 LTIP awards is determined under FASB ASC Topic 718 on the basis of the expected outcome as of the grant date.

As a condition of earning each portion of the 2016 LTIP awards, except in the case of death, disability, qualified retirement (as defined below) or a qualifying termination in the case of a change in control, the NEO must be employed through the vesting dates. In the event of death prior to the end of the performance period, the NEO’s beneficiary would be eligible for a pro rata award in January 2019 based on results for the full performance period and the number of full months of service during the performance period. In the event of death following the end of the performance period, the NEO’s beneficiary would be eligible to receive any unpaid, earned portion of the award. In the event of termination due to disability prior to the end of the performance period, the NEO would be eligible to receive a pro rata award on the scheduled payout dates based on results for the full performance period and the number of full months of service during the performance period. In the event of termination due to disability following the end of the performance period, the NEO would be eligible to receive any unpaid, earned portions of the award on the scheduled payout dates as if there were no termination of employment. In the event of a qualified retirement following the end of the performance period, the NEO would be eligible to receive any unpaid, earned portions of the award on the scheduled payout dates as if there was no termination of employment. “Retirement” means termination of employment on or after age 60, or on or after age 58 with at least 15 years of “Service” to the Company and its subsidiaries immediately preceding such termination of employment. For this purpose, “Service” means the period of employment immediately preceding Retirement, plus any prior periods of employment with the Company and its subsidiaries of one or more years’ duration, unless they were succeeded by a period of non-employment with the Company and its subsidiaries of more than three years’ duration. In the event of a qualifying termination in the case of a change in control prior to the end of the performance period, the award would be deemed earned at the target level and would become immediately vested and payable to the NEO. In the event of a qualifying termination in the case of a change in control following the end of the performance period, any unpaid, earned portions of the award would become immediately vested and payable to the NEO.

(3)

2016 LTIP Cash Awards. Represents the cash portion of each NEO’s 2016 LTIP award. For purposes of the above table presentation, the “threshold” level is defined as when pre-tax profit is $50 million or less and interest expense as a percent of homebuilding revenue is 7.3% or more. Because payout levels above that level, however, would be interpolated, $0 has been disclosed as the “threshold” level. The “target” level is defined as when pre-tax profit is $125 million and interest expense as a percent of homebuilding revenue is 6.3%. The “maximum” level is defined as when pre-tax profit is $325 million or more and interest expense as a percent of homebuilding revenue is 4.3% or less.

The cash portion of the 2016 LTIP award is subject to the continued employment conditions described in the proceeding footnote.

(4)

Stock Option Award for CEO and CFO. For Messrs. Hovnanian and Sorsby, these rows represent stock options granted to them in fiscal 2016. As discussed in the Compensation Discussion and Analysis, Mr. Hovnanian’s stock options were granted in the form of rights to receive shares of Class B Common Stock and Mr. Sorsby’s stock options were granted in the form of rights to receive Class A Common Stock. These options have a premium exercise price set 33 1/3% above the closing stock price on the date of grant and cliff vest on the fourth anniversary of the grant with no acceleration upon retirement or disability.

Stock Option Awards for CAO.  For Mr. O’Connor, this row represents the number of stock options granted to him in fiscal 2016. 25,000 of these stock options generally vest in four equal installments, commencing on the second anniversary of the grant date. The remaining 50,000 of these stock options generally vest in three equal installments, commencing on the third anniversary of the grant date.

(5)

MSU Awards Not Subject to Financial Performance Conditions.  Represents the portion of the MSU awards granted to Messrs. Hovnanian and Sorsby in fiscal 2016 that is not subject to financial performance conditions in addition to the stock price performance condition applicable to all MSU awards. As discussed in the Compensation Discussion and Analysis, Mr. Hovnanian’s MSU award was granted in the form of rights to receive shares of Class B Common Stock and the MSU award for Mr. Sorsby was granted in the form of rights to receive shares of Class A Common Stock.

For purposes of the above table presentation, the “threshold” level is defined as the level at which the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the vesting date is equal to 50% of the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the grant date. The “target” level is defined as when the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the vesting date is equal to the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the grant date. The “maximum” level is defined as when the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the vesting date is 175% or more of the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the grant date.

(6)

Financial Performance-Based MSU Awards – Gross Margin Improvement.  Represents the portion of the MSU awards granted to Messrs. Hovnanian, and Sorsby in fiscal 2016 that is subject to a gross margin improvement condition in addition to the stock price performance conditions applicable to all MSU awards. As discussed in the Compensation Discussion and Analysis, Mr. Hovnanian’s MSU award was granted in the form of rights to receive shares of Class B Common Stock and the MSU awards for Mr. Sorsby was granted in the form of rights to receive shares of Class A Common Stock.

For purposes of the above table presentation, the “threshold” level is defined as when fiscal 2018 gross margin improvement compared to fiscal 2016 is 0 basis points and the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the vesting date is equal to 50% of the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the grant date. The “target” level is defined as when fiscal 2018 gross margin improvement compared to fiscal 2016 is 50 basis points and the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the vesting date is equal to the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the grant date. The “maximum” level is defined as when fiscal 2018 gross margin improvement compared to fiscal 2016 is 100 basis points or more and the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the vesting date is greater than or equal to 175% of the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the grant date. Because payout calculations of the “threshold” level would be interpolated, $0 has been disclosed at the “threshold” level for purposes of the above table for this portion of the MSU awards.

(7)

Financial Performance-Based MSU Awards – Debt Reduction.  Represents the portion of the MSU awards granted to Messrs. Hovnanian, and Sorsby in fiscal 2016 that is subject to a debt reduction condition in addition to the stock price performance conditions applicable to all MSU awards. As discussed in the Compensation Discussion and Analysis, Mr. Hovnanian’s MSU award was granted in the form of rights to receive shares of Class B Common Stock and the MSU awards for Mr. Sorsby was granted in the form of rights to receive shares of Class A Common Stock.

For purposes of the above table presentation, the “threshold” level is defined as when debt reduction over the performance period is $0 and the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the vesting date is equal to 50% of the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the grant date. The “target” level is defined as when debt reduction over the performance period is $150 million and the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the vesting date is equal to the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the grant date. The “maximum” level is defined as when debt reduction over the performance period is $300 million or more and the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the vesting date is greater than or equal to 175% of the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the grant date. Because payout calculations of the “threshold” level would be interpolated, $0 has been disclosed at the “threshold” level for purposes of the above table for this portion of the MSU awards.

(8)

“Exercise or Base Price of Option Awards” Column.  The option exercise price for the stock options granted to Mr. O’Connor is the closing price per share of the Company’s Class A Common Stock on the NYSE on the day of the option grant. The option exercise price for the stock options granted to Messrs. Hovnanian and Sorsby was set at 33 1/3% higher than the closing price per share of the Company’s Class A Common Stock on the NYSE on the day of the option grants.

(9)

“Grant Date Fair Value of Stock and Option Awards” Column. The grant date fair value of the stock option grants was computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in Footnotes 3 and 15 to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016. The value for options was calculated based on the Black-Scholes option pricing model in which the option fair value as of the grant date (June 10, 2016) was determined to be $1.04 for at-market options granted to Mr. O’Connor and $0.94 for the above-market options granted to Messrs. Hovnanian and Sorsby. The grant date fair value of all MSU awards was determined under FASB ASC Topic 718 using a Monte Carlo simulation model which simulates a range of possible future stock prices and estimates the probabilities of the potential payouts. The grant date fair value of the MSUs that are subject to financial performance conditions in addition to the stock price performance conditions applicable to all MSU awards was determined under FASB ASC Topic 718 on the basis of the expected outcome as of the grant date, which was the maximum achievement of the financial performance conditions. The grant date fair value of the share portion of the 2016 LTIP awards was computed in accordance with FASB ASC Topic 718 on the basis of the expected outcome as of the grant date, which was the maximum achievement.

3. OUTSTANDING EQUITY AWARDS AT FISCAL 2016 YEAR-END

The following table shows all unexercised stock options, unvested RSUs, unearned and/or unvested MSUs and unvested share portions of the 2013 and 2016 LTIPs held at the end of fiscal 2016 by the NEOs.

Outstanding Equity Awards at Fiscal 2016 Year-End

		OPTION AWARDS							STOCK AWARDS
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#)		Market Value of Shares or Units of Stock that have not vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares or other Rights that have not vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or other Rights that have not vested ($)
Ara K.	06/13/08	375,000		—		—	6.46	06/12/18	—		—		—		—
Hovnanian	06/12/09	750,000	(2)	—		—	2.55	06/11/19	—		—		—		—
	06/11/10	375,000		—		—	4.73	06/10/20	—		—		—		—
	06/10/11	337,500	(3)	—		—	1.93	06/09/21	—		—		—		—
	06/08/12	600,000		—		—	2.88	06/07/22	—		—		—		—
	03/11/13	—		—		—	—	—	—	(4)	—	(4)	—		—
	06/14/13	300,000		—		—	6.28	06/13/23	—		—		—		—
	06/13/14	—		—		—	—	—	—		—		112,500	(5)	175,500	(5)
	06/13/14	—		—		—	—	—	—		—		150,000	(6)	234,000	(6)
	06/12/15	—		—		—	—	—	—		—		300,000	(7)	468,000	(7)
	06/12/15	—		—		—	—	—	—		—		0	(8)	0	(8)
	12/14/15	—		—		—	—	—	—		—		0	(9)	0	(9)
	06/10/16	—		250,000	(10)	—	2.27	06/09/26	—		—		—		—
	06/10/16	—		—		—	—	—	—		—		300,000	(11)	468,000	(11)
	06/10/16	—		—		—	—	—	—		—		150,000	(12)	234,000	(12)
	06/10/16	—		—		—	—	—	—		—		0	(13)	0	(13)

J. Larry	06/13/08	75,000		—		—	6.46	06/12/18	—		—		—		—
Sorsby	06/12/09	150,000	(2)	—		—	2.55	06/11/19	—		—		—		—
	06/11/10	75,000		—		—	4.73	06/10/20	—		—		—		—
	06/10/11	67,500	(3)	—		—	1.93	06/09/21	—		—		—		—
	06/08/12	120,000		—		—	2.88	06/07/22	—		—		—		—
	03/11/13	—		—		—	—	—	—	(4)	—	(4)	—		—
	06/14/13	60,000		—		—	6.28	06/13/23	—		—		—		—
	06/13/14	—		—		—	—	—	—		—		22,500	(5)	35,100	(5)
	06/13/14	—		—		—	—	—	—		—		30,000	(6)	46,800	(6)
	06/12/15	—		—		—	—	—	—		—		60,000	(7)	93,600	(7)
	06/12/15	—		—		—	—	—	—		—		0	(8)	0	(8)
	12/14/15	—		—		—	—	—	—		—		0	(9)	0	(9)
	06/10/16	—		250,000	(10)	—	2.27	06/09/26	—		—		—		—
	06/10/16	—		—		—	—	—	—		—		60,000	(11)	93,600	(11)
	06/10/16	—		—		—	—	—	—		—		30,000	(12)	46,800	(12)
	06/10/16	—		—		—	—	—	—		—		0	(13)	0	(13)

Thomas J.	06/13/08	10,000		—		—	6.46	06/12/18	—		—		—		—
Pellerito	06/12/09	35,000		—		—	2.55	06/11/19	—		—		—		—
	06/11/10	50,000		—		—	4.73	06/10/20	—		—		—		—
	06/10/11	45,000		—		—	1.93	06/09/21	—		—		—		—
	06/08/12	80,000		—		—	2.88	06/07/22	—		—		—		—
	03/11/13	—		—		—	—	—	—	(4)	—	(4)	—		—
	06/14/13	40,000		—		—	6.28	06/13/23	—		—		—		—
	06/13/14	—		—		—	—	—	—		—		15,000	(5)	23,400	(5)
	06/13/14	—		—		—	—	—	—		—		20,000	(6)	31,200	(6)
	06/12/15	—		—		—	—	—	—		—		40,000	(7)	62,400	(7)
	06/12/15	—		—		—	—	—	—		—		0	(8)	0	(8)
	12/14/15	—		—		—	—	—	—		—		0	(9)	0	(9)

Brad G.	06/13/08	15,000		—		—	6.46	06/12/18	—		—		—		—
O’Connor	06/12/09	25,000		—		—	2.55	06/11/19	—		—		—		—
	06/11/10	15,000		—		—	4.73	06/10/20	—		—		—		—
	06/10/11	13,500		—		—	1.93	06/09/21	—		—		—		—
	06/08/12	15,000		5,000		—	2.16	06/07/22	—		—		—		—
	03/11/13	—		—		—	—	—	29,029	(4)	45,285	(4)	—		—
	06/14/13	10,000		10,000		—	6.28	06/13/23	—		—		—		—
	06/13/14	5,000		15,000		—	4.41	06/12/24	—		—		—		—
	06/12/15	—		20,000		—	2.67	06/11/25	—		—		—		—
	12/14/15	—		—		—	—	—	—		—		0	(9)	0	(9)
	06/10/16	—		25,000		—	1.70	06/09/26	—		—		—		—
	06/10/16	—		50,000		—	1.70	06/09/26	—		—		—		—

(1)

The options represented in the table (except as discussed in footnotes (2), (3) and (10) below) vest 25% per year beginning on the second anniversary of the date of grant. In each case, upon termination due to death, disability or qualified retirement, or, for awards granted after May 2014, in connection with a qualifying termination in the case of a change in control, the options, to the extent not previously vested and exercised, would become fully vested and exercisable, subject, in the case of the 2009 and 2011 grants, to having met the performance conditions discussed in footnotes (2) and (3) below. Currently, Messrs. Hovnanian, Sorsby and Pellerito are retirement eligible and qualify for accelerated vesting on the basis of retirement. Therefore, for purposes of this table, all of these NEOs’ outstanding options for which the performance conditions, if any, have been met have been treated as immediately vested. In addition, following fiscal 2011 year-end, the Company entered into a change in control severance agreement with Mr. O’Connor pursuant to which his unvested options would become fully vested and exercisable if he is terminated under specified conditions following a change in control of the Company. All stock option grants were made in the form of rights to receive shares of Class A Common Stock except, as discussed in the Compensation Discussion and Analysis, for the CEO, whose grants were made in the form of rights to receive shares of Class B Common Stock.

(2)

Included in these numbers are 375,000 and 75,000 performance-based options for Mr. Hovnanian and Mr. Sorsby, respectively (50% of the options reflected for each NEO). These performance-based options follow the same vesting schedule as standard stock options, except that the Committee had to determine that (a) the Company’s EBITDA for fiscal 2009 was at least $200 million greater than the Company’s EBITDA for fiscal 2008 and (b) the Company’s EBITDA for fiscal 2010 was at least $300 million greater than the Company’s EBITDA for fiscal 2008. For this purpose, “EBITDA” was defined as the Company’s consolidated earnings before interest expense, income taxes, depreciation and amortization (but including inventory impairment loss and land option write-offs and gain on extinguishment of debt), determined in a manner consistent with the Company’s ordinary course practices for quarterly press release financial reporting purposes. At the end of fiscal 2009, the Committee determined that the first performance hurdle was achieved since the Company’s EBITDA for fiscal 2009 was at least $200 million greater than in fiscal 2008. At the end of fiscal 2010, the Committee determined that the second performance hurdle was achieved since the Company’s EBITDA for fiscal 2010 was at least $300 million greater than in fiscal 2008.

(3)

In February 2012, these awards were amended to require that, as a condition of vesting, the Company’s Adjusted EBITDA must exceed “fiscal 2011 actual EBITDA” for two consecutive fiscal year, during the option term. Regardless of when the performance criteria are met, vesting would not occur sooner than 25% per year beginning on the second anniversary of the grant date. For this purpose, “fiscal 2011 actual EBITDA” is defined as the Company’s consolidated earnings before interest expense, income taxes, depreciation and amortization, each as reported in our consolidated financial statements for the year ended October 31, 2011. “Adjusted EBITDA” will be based on EBITDA, calculated as described in the previous sentence, excluding inventory impairment losses and land option write-offs and gains or losses on extinguishment of debt. At the end of both fiscal 2012 and fiscal 2013, the Committee determined that the Company’s Adjusted EBITDA exceeded fiscal 2011 actual EBITDA and that the performance criteria of “two consecutive fiscal years” had been met.

(4)

Represents the number and value of the shares underlying the share portion of the 2013 LTIP awards granted on March 11, 2013 based on actual results that are still subject to future vesting. Because Messrs. Hovnanian, Sorsby and Pellerito are “retirement eligible” and qualify for accelerated vesting on the basis of retirement, the share portion of their 2013 LTIP awards is treated as being vested.

(5)

Represents the number and value of the shares underlying the portion of the MSU awards granted on June 13, 2014 that is not subject to financial performance conditions in addition to the stock price performance conditions applicable to all MSU awards. Based on the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on October 31, 2016, stock price performance was below the threshold level, therefore the number and value of shares underlying the awards are based on threshold stock price performance.

(6)

Represents the number and value of the shares underlying the portion of the MSU awards granted on June 13, 2014 that is subject to a financial performance condition in addition to the stock price performance conditions applicable to all MSU awards. Because the actual performance achieved for the financial performance condition was above the maximum performance level, the number and value of shares underlying the awards would have been based on maximum financial performance. However, based on the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on October 31, 2016, stock price performance was below the threshold level, therefore the number and value of shares underlying the awards are based on threshold stock price performance.

(7)

Represents the number and value of the shares underlying the portion of the MSU awards granted on June 12, 2015 that is not subject to a financial performance condition in addition to the stock price performance conditions applicable to all MSU awards. Based on the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on October 31, 2016, stock price performance was between the threshold and target levels; therefore the number and value of shares underlying the awards are based on target performance.

(8)

Represents the number and value of the shares underlying the portion of the MSU awards granted on June 12, 2015 that is subject to a financial performance condition in addition to the stock price performance conditions applicable to all MSU awards. Because the performance period for the financial performance conditions will commence on November 1, 2016, which is after the date of this table, the number and value of shares underlying the awards are based on threshold performance. At threshold performance, no shares would be paid out to the NEOs.

(9)

Represents the number and value of the shares underlying the share portion of the 2016 LTIP awards granted on December 14, 2015. Because performance through the end of fiscal 2016 was below the threshold level, the number and value of shares underlying the awards are based on threshold performance. At threshold performance, no shares would be paid out to the NEOs.

(10)

Represents stock options granted on June 10, 2016 which have an exercise price set 33 1/3% above the closing stock price on the date of grant and vest on the fourth anniversary of the grant with no acceleration upon retirement or disability.

(11)

Represents the number and value of the shares underlying the portion of the MSU awards granted on June 10, 2016 that is not subject to financial performance conditions in addition to the stock price performance conditions applicable to all MSU awards. Based on the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on October 31, 2016, stock price performance was between the threshold and target levels; therefore the number and value of shares underlying the awards are based on target performance.

(12)

Represents the number and value of the shares underlying the portion of the MSU awards granted on June 10, 2016 that is subject to a debt reduction performance condition in addition to the stock price performance conditions applicable to all MSU awards. Because debt reduction performance through the end of fiscal 2016 was between the target and maximum levels, the number and value of shares underlying the awards would have been based on maximum debt reduction performance. However, based on the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on October 31, 2016, stock price performance was between the threshold and target levels; therefore the number and value of shares underlying the awards are based on target performance overall.

(13)

Represents the number and value of the shares underlying the portion of the MSU awards granted on June 10, 2016 that is subject to a gross margin improvement performance condition in addition to the stock price performance conditions applicable to all MSU awards. Because the performance period will commence on November 1, 2017, which is after the date of this table, the number and value of shares underlying the awards are based on threshold performance. At threshold performance, no shares would be paid out to the NEOs.

The following table shows the total value of all unexercised stock options (exercisable and unexercisable) that each of the NEOs held at the end of fiscal 2016:

Value of Outstanding Option Awards at Fiscal 2016 Year-End (Supplemental Table)

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Value of Unexercised In The Money Options Exercisable ($) (a)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Value of Unexercised In The Money Options Unexercisable ($) (a)
Ara K. Hovnanian	06/13/08	375,000	0	—	—
	06/12/09	750,000	0	—	—
	06/11/10	375,000	0	—	—
	06/10/11	337,500	0	—	—
	06/08/12	600,000	0	—	—
	06/14/13	300,000	0	—	—
	06/10/16	—	—	250,000	0

J. Larry Sorsby	06/13/08	75,000	0	—	—
	06/12/09	150,000	0	—	—
	06/11/10	75,000	0	—	—
	06/10/11	67,500	0	—	—
	06/08/12	120,000	0	—	—
	06/14/13	60,000	0	—	—
	06/10/16	—	—	250,000	0

Thomas J. Pellerito	06/13/08	10,000	0	—	—
	06/12/09	35,000	0	—	—
	06/11/10	50,000	0	—	—
	06/10/11	45,000	0	—	—
	06/08/12	80,000	0	—	—
	06/14/13	40,000	0	—	—

Brad G. O’Connor	06/13/08	15,000	0	—	—
	06/12/09	25,000	0	—	—
	06/11/10	15,000	0	—	—
	06/10/11	13,500	0	—	—
	06/08/12	15,000	0	5,000	0
	06/14/13	10,000	0	10,000	0
	06/13/14	5,000	0	15,000	0
	06/12/15	—	—	20,000	0
	06/10/16	—	—	25,000	0
	06/10/16	—	—	50,000	0

(a)	Based on the difference between the closing trading price of the Company’s Class A Common Stock on the NYSE at October 31, 2016 and the exercise price of the options.

4. OPTION EXERCISES AND STOCK VESTED IN FISCAL 2016

The following table discloses information with respect to stock options exercised by the NEOs in fiscal 2016 and stock awards held by them that vested or are treated as having vested in fiscal 2016:

Option Exercises and Stock Vested in Fiscal 2016

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($) (1)
Ara K. Hovnanian	—	—	3,125	5,313	(2)
J. Larry Sorsby	—	—	625	1,063	(3)
Thomas J. Pellerito	—	—	—	—
Brad G. O’Connor	—	—	125	213	(4)

(1)	Based on the closing trading price of the Company’s Class A Common Stock on the NYSE on the vesting date.

(2)	Represents 3,125 shares of Class B Common Stock from his June 10, 2011 RSU grant that vested during fiscal 2016.

(3)	Represents 625 shares of Class A Common Stock from his June 10, 2011 RSU grant that vested during fiscal 2016.

(4)	Represents 125 shares of Class A Common Stock from his June 10, 2011 RSU grant that vested during fiscal 2016.

5. NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2016

The following table provides a summary of the NEOs’ participation in the Company’s nonqualified EDCP during fiscal 2016. Executives may defer both salary and performance and non-performance based bonus awards under the EDCP. The table also provides (1) for Mr. Hovnanian, information regarding the share portions of his 2010 LTIP and 2013 LTIP awards that were considered to have vested in a prior fiscal year due to his “retirement eligibility” because of age and/or years of service, but upon which the underlying shares of Class B Common Stock have not yet been delivered or were delivered during fiscal 2016, (2) for Mr. Sorsby, information regarding the share portions of his 2010 LTIP and 2013 LTIP awards that were considered to have vested in a prior fiscal year due to his “retirement eligibility” because of age and/or years of service, but upon which the underlying shares of Class A Common Stock have not yet been delivered or were delivered during fiscal 2016, and (3) for Mr. Pellerito, information regarding RSUs and the share portions of his 2010 LTIP and 2013 LTIP awards that were considered to have vested in a prior fiscal year due to his “retirement eligibility” because of age and/or years of service, but upon which the underlying shares of Class A Common Stock have not yet been delivered or were delivered during fiscal 2016.

Nonqualified Deferred Compensation for Fiscal 2016

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($) (3)	Aggregate Balance at Last Fiscal Year End ($) (4)
Ara K. Hovnanian	—	202,540	(65,534)	601,464	617,990
	—	—	(278,462)	315,045	464,855
J. Larry Sorsby	—	78,991	(81,991)	—	537,876
	—	—	(101,944)	115,336	170,182
Thomas J. Pellerito	—	73,954	13,086	—	219,245
	—	—	(94,194)	96,820	170,182
Brad G. O’Connor	—	23,287	3,669	—	62,276

(1)

“Registrant Contributions in Last Fiscal Year” Column.  This column represents, in the first or only row for each NEO, the Company’s contributions to the EDCP accounts of the NEOs in fiscal 2016 to make them whole for the fact that the 401(k) plan imposes limits on compensation that may be recognized for employer contribution purposes. These values are also reflected in the “All Other Compensation” column of the Summary Compensation Table. See footnote (7) to the Summary Compensation Table.

(2)

“Aggregate Earnings in Last Fiscal Year” Column.  This column represents, in the first or only row for each NEO, both realized and unrealized earnings/(losses) on the EDCP’s total account balance. The portions of these earnings considered above-market for Messrs. Hovnanian, Sorsby, Pellerito, and O’Connor are $19,683, $7,564, $6,975 and $1,960, respectively, which are reflected in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for fiscal 2016. For Messrs. Hovnanian, Sorsby and Pellerito, the second row under their names represents earnings/(losses) on the undelivered portions of the shares of Class A Common Stock or Class B Common Stock underlying the share portion of the 2010 LTIP and 2013 LTIP awards for these NEOs, which earnings/(losses) have been “realized” only to the extent of the shares delivered during fiscal 2016. For Mr. Pellerito, the second row under his name also includes earnings/(losses) on his RSUs that had been considered vested in fiscal 2012 but which were delivered during fiscal 2016. These LTIP awards are deemed vested due to retirement eligibility, but, other than those shares delivered during fiscal 2016, will not be delivered until future years. No such earnings are considered above-market or preferential and, accordingly, are not included in the Summary Compensation Table.

(3)

“Aggregate Withdrawals/Distribution” Column. This column represents, in the first or only row for each NEO, the payouts or distributions to the NEOs of vested amounts of deferred compensation pursuant to their elections under the EDCP. For Mr. Hovnanian, the second row under his name represents the value “realized” upon the delivery of the shares of Class B Common Stock underlying the share portion of his 2010 LTIP award that had been considered vested in fiscal 2015 due to his “retirement eligibility,” based upon the closing trading price of the Company’s Class A Common Stock on the NYSE on the date of delivery. For Messrs. Sorsby and Pellerito, the second row under their names represents the value “realized” upon the delivery of the shares of Class A Common Stock underlying the share portion of their 2010 LTIP awards that had been considered vested in fiscal 2013, due to their “retirement eligibility,” based upon the closing trading price of the Company’s Class A Common Stock on the NYSE on the date of delivery. For Mr. Pellerito, the second row under his name also includes the value “realized” upon the delivery of the fourth 25% of the shares of Class A Common Stock underlying his RSUs that had been considered vested in fiscal 2012 due to his “retirement eligibility,” based upon the closing trading price of the Company’s Class A Common Stock on the NYSE on the date of delivery.

(4)

“Aggregate Balance at Last Fiscal Year” Column. This column represents, in the first or only row for each NEO, the net balance of the NEOs’ EDCP accounts based on an aggregation of all sub-accounts (discussed below). The majority of such balances reflect executive and Company contributions that were included in Summary Compensation tables in previous years. For Mr. Sorsby, the first row under his name in this column includes the net balance of his EDCP Deferred Share Deferral Account based on the value of 192,402 deferred shares as of October 31, 2016 ($300,147). Such total has been previously reported in the Summary Compensation Table and, due to the decrease in value, was previously reported as compensation of $2,439,784 to Mr. Sorsby. For Mr. Hovnanian, the second row under his name represents the undelivered portions of the shares of Class B Common Stock underlying the share portion of his 2013 LTIP award. For Messrs. Sorsby and Pellerito, the second row under their names represents undelivered portions of the shares of Class A Common Stock underlying the share portion of their 2013 LTIP awards. The grant date fair value and incremental fair value of the 2013 LTIP awards were reflected in the “Stock Awards” column of the Summary Compensation Table for fiscal years 2013 and 2015, respectively. See footnote (3) to the Summary Compensation Table.

Narrative to the Nonqualified Deferred Compensation for Fiscal 2016 Table

The EDCP’s total account balance is equal to the sum of (1) the “Deferred Share Deferral Account” balance and (2) the “Company Contribution Account” balance. The “Deferred Share Deferral Account” balance includes the value of vested stock awarded under any Company stock incentive plan for which shares may have been deferred under the EDCP. The “Company Contribution Account” balance consists of the annual Company “make-whole” contribution amounts under the plan. During calendar years 2015 and 2016, amounts in the “Company Contribution Account” balances were credited with earnings based on the weighted average yield on the Company’s then outstanding senior secured and unsecured notes as of the preceding December 1st, or 6.3% for calendar year 2015 and 7.2% for calendar year 2016. Following a termination of employment, a participant’s account balance in the EDCP will be paid in a lump sum or in annual installments of between 2 to 15 years, as further set forth in the EDCP and pursuant to the terms of the participant’s elections.

6. POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLE

The following table summarizes payments and benefits that would be payable to each of the NEOs in the event of his termination of employment or upon the occurrence of a change-in-control (each a “triggering event”). For purposes of this table, the effective date of the triggering event is assumed to be October 31, 2016, the last business day of fiscal 2016. The table does not include any payments that are described in the “Nonqualified Deferred Compensation for Fiscal 2016” table above.

Potential Payments Upon Termination Or Change-In-Control Table

Named Executive Officer	Voluntary Termination		Involuntary Termination			Change in Control
Form of Compensation	With or Without Good Reason ($)	Qualified Retirement ($)	Without Cause ($)	With Cause ($)	Death or Disability ($)	Without Termination ($)	With Involuntary Termination Other Than for Cause or Termination with Good Reason ($)
Ara K. Hovnanian
Accelerated vesting of annual bonus awards (1)	—	—	—	—	—	—	—
Accelerated vesting of equity awards (2)	—	—	—	—	1,418,021	—	1,418,021
Accelerated vesting of LTIP awards (3)	—	—	—	—	1,125,384	—	3,376,152
Contractual disability/death payment (4)	—	—	—	—	10,000,000	—	—
Cash severance payment	—	—	—	—	—	—	—
Accrued and unpaid vacation (6)	—	—	—	—	—	—	—
Total	—	—	—	—	12,543,405	—	4,794,173

J. Larry Sorsby
Accelerated vesting of annual bonus awards (1)	—	—	—	—	—	—	—
Accelerated vesting of equity awards (2)	—	—	—	—	283,605	—	283,605
Accelerated vesting of LTIP awards (3)	—	—	—	—	424,360	—	1,273,079
Contractual disability/death payment	—	—	—	—	—	—	—
Cash severance payment	—	—	—	—	—	—	—
Accrued and unpaid vacation (6)	107,222	107,222	107,222	107,222	107,222	—	107,222
Total	107,222	107,222	107,222	107,222	815,187	—	1,663,906

Thomas J. Pellerito
Accelerated vesting of annual bonus awards (1)	—	—	—	—	—	—	—
Accelerated vesting of equity awards (2)	—	—	—	—	—	—	—
Accelerated vesting of LTIP awards (3)	—	—	—	—	—	—	—
Contractual disability/death payment	—	—	—	—	—	—	—
Cash severance payment	—	—	—	—	—	—	—
Accrued and unpaid vacation (6)	—	76,785	—	—	—	—	—
Total	N/A	76,785	N/A	N/A	N/A	N/A	N/A

Brad G. O’Connor
Accelerated vesting of annual bonus awards (1)	—	—	—	—	—	—	—
Accelerated vesting of equity awards (2) (5)	—	—	—	—	—	—	—
Accelerated vesting of LTIP awards (3) (5)	—	—	—	—	214,002	—	496,290
Contractual disability/death payment	—	—	—	—	—	—	—
Cash severance payment (5)	—	—	—	—	—	—	552,213
Accrued and unpaid vacation (6)	37,686	37,686	37,686	37,686	37,686	—	37,686
Total	37,686	37,686	37,686	37,686	251,688	—	1.086,189

For purposes of this table presentation, consideration of the forms of compensation or additional payments or benefits to an NEO in the event of a triggering event includes:

(1)

Accelerated vesting of annual bonus awards.  According to the Company’s bonus program’s policies and procedures, the fiscal 2016 regular bonus award is considered earned only if an NEO is on the payroll and employed by the Company on the date that it is scheduled to be paid. However, if an NEO’s termination were due to retirement on or after age 58, a reduction in force, position elimination, death or disability, the NEO would be eligible for a prorated payment through his termination date, less any amounts previously paid. Because Messrs. Hovnanian, Sorsby and Pellerito have reached age 58, any voluntary termination of their employment would be considered a qualified retirement. Any such prorated payments would be paid on the date the bonuses are regularly scheduled to be paid. All bonus amounts payable with respect to fiscal 2016 are reflected in the Summary Compensation Table and are not also included in the table above.

(2)

Accelerated vesting of equity awards.  Under circumstances other than death, disability or qualified retirement, or, for awards granted after May 2014, in connection with a qualifying termination in the case of a change in control, upon termination, any unvested stock options and MSUs are canceled in accordance with the Company’s stock option and MSU agreements. Except with respect to the stock options granted to Messrs. Hovnanian and Sorsby on June 10, 2016, Messrs. Hovnanian, Sorsby and Pellerito are “retirement eligible” under their stock option agreements and all of their outstanding stock options for which the performance conditions, if any, have been met are already considered vested. The values in this table are calculated at the closing trading price of the Company’s Class A Common Stock on October 31, 2016 ($1.56). The number of shares underlying the MSU awards for Messrs. Hovnanian, Sorsby and Pellerito are calculated based on the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on October 31, 2016 ($1.67), but valued based on the closing trading price of the Company’s Class A Common Stock on October 31, 2016.

(3)

Accelerated vesting of LTIP awards.

2016 LTIP: Except in the case of death, disability or a qualifying termination in the case of a change in control, 2016 LTIP participants who terminate prior to the end of the performance period (October 31, 2018) forfeit all of their 2016 LTIP awards. Therefore, no amounts are shown under “Voluntary Termination.” Similarly, no amounts are shown under “Involuntary Termination” except in the case of death, disability or a qualifying termination in the case of a change in control. In the case of death prior to the end of the performance period, the participant is eligible to receive a prorated award payable in January 2019. In the case of disability, the participant is eligible to receive a prorated award in accordance with the following schedule: (1) 50% of the award will become payable in January 2019, (2) 30% of the award will become payable in January 2020 and (3) 20% of the award will become payable in January 2021. The values in the “Death or Disability” column represent one-third of the NEOs’ 2016 LTIP awards based on performance through October 31, 2016 and, for the stock portion, based on the closing trading price of the Company’s Class A Common Stock on the NYSE on October 31, 2016 ($1.56).

2013 LTIP: In the case of death following the end of the performance period, 2013 LTIP participants are entitled to receive the unpaid portion within 75 days. The January 2017 payment under the regular payout schedule complies with this deadline when the triggering event is deemed to have occurred on October 31, 2016. In the case of disability or qualified retirement, the participant is eligible to receive the unpaid award in accordance with the regular payout schedule. Messrs. Hovnanian, Sorsby and Pellerito are “retirement eligible” under their 2013 LTIP agreements and all of their outstanding LTIP awards are considered vested. The values in the “Death and Disability” and “Change In Control With Involuntary Termination Other Than for Cause or Termination with Good Reason” columns include the unvested portion of Mr. O’Connor’s 2013 LTIP award based on the closing trading price of the Company’s Class A Common Stock on the NYSE on October 31, 2016 ($1.56).

(4)

Contractual disability and death payment.  The Company has an agreement with Mr. Hovnanian which provides that in the event of his disability or death during his employment with the Company he (or his designated beneficiary, estate or legal representative) will be entitled to receive a lump sum payment of $10 million.

(5)

Change in control severance payment.  Following the end of fiscal 2011, the Company entered into change in control agreement with Mr. O’Connor. Such agreement provides that if, within two years of the occurrence of a change in control, Mr. O’Connor is involuntarily terminated other than for cause or Mr. O’Connor terminates for good reason (a material reduction in duties, title or responsibilities or any reduction in base salary), Mr. O’Connor, upon execution of the Company’s standard release, would receive a lump sum cash payment equal to one year’s annual base salary plus the average of the last three years’ bonuses and become 100% vested in all outstanding stock options, RSUs and deferred shares granted prior to the change in control, to the extent not previously vested. In addition, if the change in control occurs following the end of an LTIP performance period, the unpaid cash and stock portions of the LTIP award will continue to be paid to Mr. O’Connor on the scheduled payout dates. The amounts in the table reflect the additional payments that Mr. O’Connor would have received had a change in control occurred and his employment was terminated involuntarily other than for cause or for good reason on the last business day of the fiscal year. This agreement does not provide for excise tax gross-ups.

(6)

Accrued and unpaid vacation.  Represents accrued but unpaid vacation payable upon termination for any reason. Mr. Hovnanian does not accrue vacation. Following Mr. Pellerito’s retirement as of December 31, 2016, his accrued but previously unpaid vacation amounts were paid to him.

NON-EMPLOYEE DIRECTOR COMPENSATION

The Committee annually reviews the compensation program for Directors who are not employees of the Company and periodically engages a consultant to conduct independent, comprehensive reviews of non-employee director compensation, including a review of director compensation for the Peer Group. After consideration of the compensation philosophy, the historical and marketplace compensation values and practices for director compensation, the anticipated Director time commitments and value-added activities for fiscal 2016, and the views of the Committee’s outside compensation consultant, the Committee recommended, and the Board of Directors approved, a $10,000 increase in the annual board retainer and a $7,500 increase in the annual committee retainer for each committee on which a Director serves. This nominal increase represents the first increase in the value of the retainers since fiscal 2005. The meeting fee levels have remained unchanged since fiscal 2005.

In May 2012, the Committee reviewed and determined the level of annual and committee equity awards. The Committee considered the grant date fair value of equity awards in comparison with historical grant values, information on general industry and Peer Group director compensation levels and practices, including a comprehensive review of non-employee director compensation for the Peer Group prepared by the Company’s compensation department, and the added value and guidance the non-employee Directors provided in the strategic decisions concerning the Company’s capital structure and refinancing of the Company’s debt. Based on these factors, the Committee approved for fiscal 2012, the adoption of a fixed value approach for Director equity awards, which is described below. The fixed value approach is a majority practice among general industry companies and is intended to avoid significant fluctuations in non-employee Director compensation from year-to-year. For fiscal 2016, for the reasons described above with respect to retainers, the Committee recommended, and the Board of Directors approved, a $25,000 increase in the annual equity award for board service. The annual equity award for committee service remained unchanged.

Beginning with RSU awards made in fiscal 2016, the Committee recommended and the Board of Directors approved, a mandatory two-year post-vesting holding period for Director RSU awards.

In May 2016, the Committee accepted a proposal by management to implement a $15,000 annual charitable gift program with donations to be made by the Company in the name of each Director to charities of the Director’s choosing.

Below is a summary of non-employee Director compensation for fiscal 2016:

●

Annual board retainer of $50,000 with an additional retainer of $27,500 for each committee on which a Director serves, payable either 100% in cash or 50% in cash and 50% in stock at the Director’s election.

●

Annual equity award valued at $75,000 for board service plus an additional $15,000 for each committee on which a Director serves. Directors may elect to receive either RSUs, subject to a mandatory two-year post-vesting holding period, based on the fair value on the date of grant or stock options based on the grant date Black-Scholes value.

●	Meeting fees of $3,000 per board meeting held in person, $2,000 per telephonic board meeting, $5,000 per committee meeting held in person and $2,500 per telephonic committee meeting.

●	$15,000 annual charitable donation made by the Company in the name of each Director to the charities of the Director’s choosing.

For additional information related to non-employee Director compensation, please also refer to the “Director Compensation for Fiscal 2016” table below.

In conjunction with promoting high ethical standards for the distribution of equity-based incentives, the Committee established the second Friday in January of each year as the date for payment of the non-employee Director annual and committee retainers and the date for establishment of the stock price for purposes of the calculation of any stock portion of the non-employee Director annual and committee retainers. The Committee also established the second Friday in June as the date of the annual stock option and RSU grants for all non-employee Directors of the Company (other than newly elected Directors), which is the same as the grant date for all employees (other than newly hired or promoted employees). The Company’s practice of setting “fixed” equity award grant dates is designed to reduce the possibility that the Company could grant stock awards prior to the release of material, non-public information that is likely to result in an increase in its stock price or delay the grant of stock awards until after the release of material, non-public information that is likely to result in a decrease in the Company’s stock price. Exercise prices of stock options granted to non-employee Directors are set at the closing trading price per share of the Company’s Class A Common Stock on the NYSE on the date the options are granted.

The Board of Directors of the Company has adopted stock ownership guidelines, which set forth recommended minimum amounts of stock ownership, directly or beneficially, for the Company’s non-employee Directors. The guidelines provide that non-employee Directors are requested to achieve and maintain stock ownership amounts that equal three times the total value of their annual retainer exclusive of any committee retainers (which represents $150,000 in total) within five years after they become subject to the guidelines. Under the policy, once the stock ownership guidelines are met, they are deemed satisfied for subsequent annual review periods, regardless of decreases in the Company’s stock price on the NYSE. The Corporate Governance and Nominating Committee reviews adherence to the Company’s stock ownership guidelines on an annual basis. The Company believes these ownership guidelines further enhance the Company’s commitment to aligning the interests of non-employee Directors with those of its stockholders. All non-employee Directors are currently in compliance with these stock ownership guidelines.

The following table summarizes the compensation of the Company’s non-employee Directors related to their service in fiscal 2016.

Director Compensation for Fiscal 2016

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)(4)	Total ($)
Robert B. Coutts	178,500	105,000	—	—	—	15,000	298,500
Edward A. Kangas	217,500	119,999	—	—	—	15,000	352,499
Joseph A. Marengi	189,750	119,999	—	—	—	15,000	324,749
Vincent Pagano	176,000	52,500	52,500	—	2,089	15,000	298,089
Stephen D. Weinroth	181,000	105,000	—	—	—	15,000	301,000

(1)

“Fees Earned or Paid in Cash” Column.  The amounts in this column represent, as shown below, the combined value of the fiscal 2016 annual retainers, which are paid in cash or in stock at each non-employee Director’s election, and cash meeting fees. For a full description of the annual retainer and meeting fees, share awards and stock option awards to non-employee Directors, see the discussion preceding this table.

Total Fees Earned or Paid in Cash (Supplemental Table)

Name	Fiscal 2016 Meeting Fees ($)	Fiscal 2016 Annual Retainer Fees ($) (a)	Total Fees Earned or Paid in Cash ($)
Robert B. Coutts	73,500	105,000	178,500
Edward A. Kangas	85,000	132,500	217,500
Joseph A. Marengi	71,000	118,750	189,750
Vincent Pagano	71,000	105,000	176,000
Stephen D. Weinroth	76,000	105,000	181,000

(a)	See the following supplemental table for elections to receive annual retainer fees 50% in cash and 50% in stock.

Total Annual Retainer (Supplemental Table)

Name	Fiscal 2016 Annual Retainer Fees Stock Payment ($) (a) (b)		Number of Shares Represented (#)		Fiscal 2016 Annual Retainer Fees Cash Payment ($) (b)	Total Fiscal 2016 Annual Retainer Fees ($)
Robert B. Coutts	52,499		32,812		52,501	105,000
Edward A. Kangas	66,250		41,406		66,250	132,500
Joseph A. Marengi	—		—		118,750	118,750
Vincent Pagano	27,499	(c)	17,187	(c)	77,501	105,000
Stephen D. Weinroth	—		—		105,000	105,000

(a)

Non-employee Director stock awards for the annual retainer fees have no vesting restrictions and are valued as of the closing trading price of the Company’s Class A Common Stock on the NYSE on the date of grant.

(b)	Subject to rounding.

(c)	Mr. Pagano deferred 100% of the stock portion of his annual retainer under the EDCP.

(2)

“Stock Awards” and “Option Awards” Columns.  The amounts in these columns represent the grant date fair value of RSUs and stock options, respectively, granted in fiscal 2016 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in Footnotes 3 and 15 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016. Beginning with RSU awards made in fiscal 2016, there is a mandatory two-year post-vesting holding period.

Grant Date Fair Value for the RSUs Granted to Non-Employee Directors in Fiscal 2016

(Supplemental Table)

Name	Grant Date	Number of RSUs Granted (#) (a)	Grant Date Fair Value of RSUs ($)
Robert B. Coutts	06/10/16	74,468	105,000
Edward A. Kangas	06/10/16	85,106	119,999
Joseph A. Marengi	06/10/16	85,106	119,999
Vincent Pagano	06/10/16	37,234	52,500
Stephen D. Weinroth	06/10/16	74,468	105,000

Grant Date Fair Value for the Stock Options Granted to Non-Employee Directors in Fiscal 2016

(Supplemental Table)

Name	Grant Date	Number of Options Granted (#) (a)	Grant Date Fair Value of Options ($)
Robert B. Coutts	—	—	—
Edward A. Kangas	—	—	—
Joseph A. Marengi	—	—	—
Vincent Pagano	06/10/16	50,356	52,500
Stephen D. Weinroth	—	—	—

(a)

For fiscal 2016, non-employee Directors were entitled to receive RSUs valued at $75,000 on the grant date for serving on the Company’s Board of Directors and additional RSUs valued at $15,000 on the grant date for each Board committee on which the non-employee Director served, except that Directors were given the opportunity to elect prior to the grant date to receive the equivalent value of options to purchase shares of Class A Common Stock in lieu of RSUs, based on the grant date Black-Scholes value. For fiscal 2016, Mr. Pagano elected to receive 50% of his equity awards in the form of stock options. The vesting terms of RSUs and stock options are set forth in footnote (a) to the Outstanding Non-Employee Director Equity Awards at Fiscal 2016 Year-End (Supplemental Table) below. Beginning with RSU awards made in fiscal 2016, there is a mandatory two-year post-vesting holding period.

The following table shows all unexercised stock options and unvested RSUs that each of the non-employee Directors held at the end of fiscal 2016:

Outstanding Non-Employee Director Equity Awards at Fiscal 2016 Year-End (Supplemental Table)

		OPTION AWARDS						STOCK AWARDS
Name	Grant Date (a)	Number of Securities Underlying Unexercised Options Exercisable (#)	Market Value of Unexercised In The Money Options Exercisable ($) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Market Value of Unexercised In The Money Options Unexercisable ($) (b)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (c)
Robert B. Coutts	06/13/08	7,000	0	—	—	6.46	06/12/18	—	—
	06/12/09	21,000	0	—	—	2.55	06/11/19	—	—
	06/11/10	21,000	0	—	—	4.73	06/10/20	—	—
	06/10/11	18,900	0	—	—	1.93	06/09/21	—	—
	06/10/16	—	—	—	—	—	—	74,468	116,170

Edward A. Kangas	06/13/08	11,000	0	—	—	6.46	06/12/18	—	—
	06/12/09	33,000	0	—	—	2.55	06/11/19	—	—
	06/11/10	33,000	0	—	—	4.73	06/10/20	—	—
	06/10/11	29,700	0	—	—	1.93	06/09/21	—	—
	06/10/16	—	—	—	—	—	—	85,106	132,765

Joseph A. Marengi	06/13/08	7,000	0	—	—	6.46	06/12/18	—	—
	06/12/09	21,000	0	—	—	2.55	06/11/19	—	—
	06/11/10	21,000	0	—	—	4.73	06/10/20	—	—
	06/10/11	18,900	0		—	1.93	06/09/21	—	—
	06/10/16	—	—	—	—	—	—	85,106	132,765

Vincent Pagano	06/13/14	13,072	0	—	—	4.41	06/12/24	—	—
	06/10/16	50,356	0	—	—	1.70	06/09/26	37,234	58,085

Stephen D. Weinroth	06/13/08	11,000	0	—	—	6.46	06/12/18	—	—
	06/12/09	33,000	0	—	—	2.55	06/11/19	—	—
	06/11/10	33,000	0	—	—	4.73	06/10/20	—	—
	06/10/11	29,700	0	—	—	1.93	06/09/21	—	—
	06/08/12	61,573	0	—	—	2.16	06/07/22	—	—
	06/10/16	—	—	—	—	—	—	74,468	116,170

(a)

Stock options vest one-third per year beginning on the first anniversary of the date of grant. If, prior to the stock option termination date, the non-employee Director ceases to be a member of the Board of Directors due to death, disability or retirement, the stock option, to the extent not previously vested and exercised, immediately becomes fully vested and exercisable. RSUs vest one-third per year beginning on the first anniversary of the date of grant, but if the non-employee Director ceases to be a member of the Board of Directors due to death, disability or retirement (but only if such retirement occurs on or after the first anniversary of the date of the grant), the RSUs, to the extent not previously vested and distributed, would become fully vested and distributable. “Retirement” is defined as termination of a member of the Board of Directors on or after age 60 or on or after age 58 with at least 15 years of service to the Company immediately preceding such termination. All stock option and RSU grants were made in the form of rights to receive Class A Common Stock. Currently, each non-employee Director qualifies for accelerated vesting on the basis of his eligibility for retirement, and therefore, all options granted to these Directors are treated as immediately vested, and all RSUs are treated as vested on the first anniversary of the grant date for the purposes of this table. Beginning with RSU awards made in fiscal 2016, this is a mandatory two-year post-vesting holding period.

(b)	Based on the difference between the closing trading price of the Company’s Class A Common Stock on the NYSE at October 31, 2016 and the exercise price of the options.

(c)	Based on the closing trading price of the Company’s Class A Common Stock on the NYSE at October 31, 2016.

(3)

“Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column. Represents above-market earnings on cash retainer and meeting fee deferrals under the EDCP. Directors may defer retainers and meeting fees, including a choice to defer such compensation until termination from the Board of Directors.

(4)	“All Other Compensation” Column. Represents annual charitable gift program donations made by the Company in the name of each Director.

THE AUDIT COMMITTEE

Membership, Independence and Qualifications

Messrs. Kangas, as Chairman, Coutts, Marengi, Pagano and Weinroth are the members of the Audit Committee. The Company’s Board of Directors has determined that each member of the Audit Committee is independent as required by both the rules of the NYSE and regulations of the SEC. The Company’s Board of Directors has also determined that Messrs. Kangas and Weinroth are each an “audit committee financial expert” in accordance with SEC regulations. In determining that Mr. Kangas is an “audit committee financial expert,” the Board of Directors considered his significant experience, expertise and background with regard to accounting matters, including the broad perspective brought by his experience advising clients in many diverse industries. With regard to the determination for Mr. Weinroth, the Board of Directors considered his many years of experience as a Managing Member or partner in several merchant and investment banking companies.

Responsibilities of the Audit Committee and Charter

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and is governed by its Charter, which is available at www.khov.com under the Investor Relations tab, “Corporate Governance.”

Policies and Procedures Established by Audit Committee

In accordance with SEC regulations, the Audit Committee has established procedures for the appointment, compensation, retention and oversight of the independent registered public accounting firm engaged to prepare or issue an audit report or to provide other audit, review or attest services. The Company’s independent registered public accounting firm reports directly to the Audit Committee, and the Audit Committee is responsible for the resolution of disagreements between such firm and management regarding financial reporting.

The Audit Committee has established whistle blowing procedures as required by Section 301 of the Sarbanes-Oxley Act of 2002 and Rule 10A-3 of the Exchange Act. These procedures are discussed in the Company’s Code of Ethics, which is available at www.khov.com under the Investor Relations tab, “Corporate Governance.”

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has also established procedures for the pre-approval of audit and permitted non-audit services provided by an independent registered public accounting firm. The Company’s “Audit and Non-Audit Services Pre-Approval Policy” (“Pre-Approval Policy”) was most recently reviewed and approved by the Audit Committee at its meeting held on September 19, 2016.

As set forth in the Pre-Approval Policy, audit services require specific approval by the Audit Committee, except for certain services that have received general pre-approval by the Audit Committee.

In accordance with the Pre-Approval Policy, the Audit Committee annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. Prior to establishing the list of pre-approved services, the Audit Committee determines if the Company’s independent registered public accounting firm is an effective provider of services. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. For fiscal year 2016, there were four categories of services that received general pre-approval by the Audit Committee: Audit, Audit-Related, Tax and All Other Services, and the pre-approved dollar amount for such services may not exceed $100,000 per engagement.

The Audit Committee may delegate to one or more of its members the authority to approve in advance all significant audit or permitted non-audit services to be provided by the independent registered public accounting firm, so long as decisions are presented to the full Audit Committee at its next scheduled meeting.

All of the services covered under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” below were pre-approved by the Audit Committee.

THE AUDIT COMMITTEE REPORT

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended October 31, 2016 with management. This review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee has reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles:

●	the overall scope and plans for such accounting firm’s audits of the Company;

●	such accounting firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles;

●

such accounting firm’s independence from management and the Company, including matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Accounting Oversight Board, which we refer to as the PCAOB, concerning independence and received by the Company; and

●

such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and under PCAOB Standard No. 16, “Communications with Audit Committees,” other standards of the PCAOB, rules of the SEC and other applicable regulations.

The Audit Committee, under the Audit Committee Charter, reviews with management the Company’s annual audited financial statements and quarterly financial statements prior to their filing with the SEC. The Audit Committee, in reliance on the reviews and discussions referred to above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016.

AUDIT COMMITTEE

Edward A. Kangas, Chair

Robert B. Coutts

Joseph A. Marengi

Vincent Pagano Jr.

Stephen D. Weinroth

FEES PAID TO PRINCIPAL ACCOUNTANT

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP in each of fiscal 2016 and 2015 for professional services rendered for the audit of our consolidated financial statements, for the reviews of the unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2016 and 2015, the audit of the effectiveness of the Company’s internal controls over financial reporting as of October 31, 2016 and 2015, and for services normally provided by our independent registered public accounting firm in connection with statutory or regulatory filings or engagements, including comfort and consent letters in connection with SEC filings and financing transactions, were $1,807,000 and $1,796,000, respectively.

Audit-Related Fees

The aggregate fees billed by Deloitte & Touche LLP in each of fiscal 2016 and 2015 for assurance and related services that were reasonably related to performance of the audit or review of the Company’s consolidated financial statements and that are not reported under “Audit Fees” above were $2,100 and $2,100, respectively. These fees were primarily for electronic access to the Deloitte & Touche LLP Technical Library.

Tax Fees

The aggregate fees billed for professional services rendered for tax compliance, tax advice or tax planning by Deloitte & Touche LLP in fiscal 2016 and 2015 were $14,000 and $9,000, respectively.

All Other Fees

There were no fees billed for products and services provided by Deloitte & Touche LLP in either fiscal 2016 or 2015 other than the services described above.

PRINCIPAL ACCOUNTANT INDEPENDENCE

The Audit Committee has determined that the provision of all non-audit services performed by Deloitte & Touche LLP were compatible with maintaining the independence of such firm.

CORPORATE GOVERNANCE

The Corporate Governance and Nominating Committee is primarily responsible for reviewing the Company’s existing Governance Guidelines and further developing such guidelines and other policies and procedures that enhance the Company’s corporate governance.

In accordance with promoting strong corporate governance, the Company has a Code of Ethics that applies to its principal executive officer, principal financial officer, controller and all other associates of the Company, including its Directors and other officers.

The Company makes available to the public various corporate governance related information on its public website (www.khov.com) under the Investor Relations tab, “Corporate Governance” and to any shareholder who requests such information in writing. Information on the website includes the Company’s Code of Ethics, Governance Guidelines (including the Related Person Transaction Policy) and Charters of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

Shareholders, associates of the Company and other interested parties may communicate directly with the Board of Directors by corresponding to the address below. Correspondence will be discussed at the next scheduled meeting of the Board of Directors, or as indicated by the urgency of the matter.

Attn: Board of Directors of Hovnanian Enterprises, Inc.

c/o Mr. Edward A. Kangas, Director & Chairman of the Audit Committee

Privileged & Confidential

Hovnanian Enterprises, Inc.

110 West Front Street

P.O. Box 500

Red Bank, N.J. 07701

The Company’s non-employee Directors meet without management after each regularly scheduled meeting of the Board of Directors. The presiding Director is selected to preside at these executive sessions by the directors in attendance.

Shareholders, associates of the Company and other interested parties may communicate directly with non-employee Directors as a group by corresponding to the address below. Following this Annual Meeting, assuming the election of all the director nominees, members of the non-employee Director group will include: Messrs. Coutts, Kangas, Marengi, Pagano and Weinroth. All such non-employee Directors are “independent” in accordance with NYSE rules and as defined under the Company’s Certificate of Incorporation. Mr. Kangas will report to all non-employee Directors any correspondence which is received by him as indicated by the urgency of the matter, or at the next scheduled meeting of non-employee Directors.

Attn: Non-Employee Directors of Hovnanian Enterprises, Inc.

c/o Mr. Edward A. Kangas, Director & Chairman of the Audit Committee

Privileged & Confidential

Hovnanian Enterprises, Inc.

110 West Front Street

P.O. Box 500

Red Bank, N.J. 07701

In addition, associates of the Company may anonymously report concerns or complaints via the K. Hovnanian Corporate Governance Hotline or by following the procedure discussed in the Company’s Code of Ethics.

OVERSIGHT OF RISK MANAGEMENT

The Company is exposed to a number of risks and undertakes at least annually an Enterprise Risk Management review to identify and evaluate these risks and to develop plans to manage them effectively. The Company’s Executive Vice President and Chief Financial Officer, Mr. Sorsby (who is himself a member of the Board of Directors), is directly responsible for the Company’s Enterprise Risk Management function and reports both to the President, Chief Executive Officer and Chairman and to the Audit Committee in this capacity. In fulfilling his risk management responsibilities, the CFO works closely with members of senior management and others.

On behalf of the Board of Directors, the Audit Committee plays a key role in the oversight of the Company’s Enterprise Risk Management function. In that regard, the CFO meets with the Audit Committee at least four times a year to discuss the risks facing the Company, highlighting any new risks that may have arisen since they last met. The Audit Committee also reports to the Board of Directors on a regular basis to apprise them of their discussions with the CFO regarding the Company’s Enterprise Risk Management efforts.

In fiscal 2016, we systematically reviewed all of our incentive compensation programs for potential risk areas as well as the key enterprise risks facing the Company and concluded that our compensation programs are not reasonably likely to have a material adverse effect on the Company.

By design, the Company’s compensation program for executive officers does not incentivize excessive risk-taking. Our base salary component of compensation does not encourage risk-taking because it is a fixed amount. The remaining elements of executive officer compensation have the following risk-limiting characteristics:

●	we do not provide guaranteed bonuses, nor have we awarded excessively large equity grants with unlimited upside but no downside risk;

●	the elements of our compensation program are balanced between long-term and short-term, fixed and variable, and cash and equity awards;

●	we use a variety of performance measures in our short-term and long-term incentive plans;

●	we do not provide lucrative severance packages or any defined benefit pension plans;

●

a large portion of our compensation program is tied to long-term and sustained Company performance, and our LTIP grants require a two-year holding period for full vesting even after awards are earned after a multi-year performance period;

●	our incentive plans are not tied to formulas that could focus executives on specific short-term outcomes to the detriment of long-term results;

●	the Compensation Committee reserves the right to apply negative discretion to bonus amounts calculated under the bonus formulas; and

●	our CEO, CFO and COO are subject to our stock ownership and holding guidelines, discussed on page 35.

LEADERSHIP STRUCTURE

From 1997 to 2009, the Company had separate individuals serving as Chairman of the Board and as Chief Executive Officer. This structure reflected the continuing strong leadership, energy and passion brought to the Board of Directors by our founder, Mr. Kevork Hovnanian, and the day-to-day management direction of the Company under Mr. Ara Hovnanian as President and CEO. Following the death of Mr. K. Hovnanian in September 2009, the Board of Directors appointed Mr. A. Hovnanian to the additional position of Chairman, believing that his more than 30 years of service to the Company, vast industry experience and close relationship with our founder uniquely qualified him for this role. The Board of Directors believes that combining these positions under Mr. A. Hovnanian’s leadership has enabled him to carry on the tradition of a strong leader that has always marked this family-controlled company and to successfully navigate the Company through the current challenging economic environment, as well as any future challenges. In the view of the Board of Directors, this leadership structure also enables the Board of Directors to better fulfill its risk oversight responsibilities, as described above under “Oversight of Risk Management.”

Although the Board of Directors has not formally designated a lead independent Director, Mr. Kangas, the chairman of the Audit Committee, serves as the Director to whom correspondence may be directed on behalf of both the Board of Directors and the non-employee Directors, as described above under “Corporate Governance” beginning on page 60.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a written Related Person Transaction Policy (the “Related Person Transaction Policy”) to assist it in reviewing, approving and ratifying related person transactions and to assist the Company in the preparation of related disclosures required by the SEC. This Related Person Transaction Policy supplements the Company’s other policies that may apply to transactions with related persons, such as the Company’s Guidelines and Code of Ethics.

The Related Person Transaction Policy provides that all Related Person Transactions (as defined in the Related Person Transaction Policy) covered by the Related Person Transaction Policy and involving a director, director nominee, executive officer or greater than 5% shareholder or an immediate family member of any such person are prohibited, unless approved or ratified by the disinterested members of the Board of Directors or the Corporate Governance and Nominating Committee. The Company’s employees, directors, director nominees, executive officers and their immediate family members are required to provide prompt and detailed notice of any purported Related Person Transaction to the Company’s Corporate Counsel or Chief Financial Officer, who in turn must promptly forward such notice and information to the Chairperson of the Board of Directors or the Corporate Governance and Nominating Committee and will advise the Corporate Governance and Nominating Committee or disinterested directors as to whether the Related Person Transaction will be required to be disclosed in applicable regulatory filings. The Company’s Corporate Counsel will document all non-reportable and reportable Related Person Transactions.

In reviewing Related Person Transactions for approval or ratification, the Corporate Governance and Nominating Committee or disinterested directors will consider the relevant facts and circumstances, including, without limitation:

●	the commercial reasonableness of the terms of the transaction;

●	the benefit and perceived benefit, or lack thereof, to the Company;

●	opportunity costs of alternate transactions;

●	the materiality and character of the Company’s and related person’s direct or indirect interest and the actual or apparent conflict of interest of the Company and related person;

●	whether the proposed transaction would likely impair the judgment of the related person to act in the best interest of the Company;

●	whether the proposed transaction includes any potential reputational risk issues that may arise as a result of, or in connection with, the proposed transaction; and

●

with respect to a non-employee director or nominee, whether the transaction would compromise the director’s (1) independence under the NYSE rules and the Company’s Certificate of Incorporation; (2) status as an “outside director” under Section 162(m) of the Code or status as a “non-employee director” under Rule 16b-3 of the Exchange Act if such non-employee director serves or will serve on the Compensation Committee; or (3) status as an independent director under Rule 10A-3 or Rule 10C-1 of the Exchange Act if such non-employee director serves or will serve on the Audit Committee or Compensation Committee, respectively.

The Corporate Governance and Nominating Committee or the disinterested directors will not approve or ratify a Related Person Transaction unless, after considering all relevant information, it has determined that the transaction is in, or is not inconsistent with, the Company’s best interests and the best interests of its shareholders.

Generally, the Related Person Transaction Policy applies to any current or proposed transaction in which:

●	the Company was or is to be a participant;

●	the amount involved exceeds $120,000; and

●	any related person had or will have a direct or indirect material interest.

A copy of our Related Person Transaction Policy is available as part of our Corporate Governance Guidelines on our website at www.khov.com under the Investor Relations tab, “Corporate Governance/Guidelines.”

Related Person Transactions

The following transactions were reviewed, approved and ratified by the Board of Directors and by the Corporate Governance and Nominating Committee in accordance with our Related Person Transaction Policy:

Mr. Carson Sorsby, the son of J. Larry Sorsby, one of our directors and executive officers is employed by the Company’s mortgage subsidiary and his total commissions from the Company’s mortgage affiliate totaled approximately $152,000 in fiscal 2016.

Mr. Alexander Hovnanian, the son of Mr. Ara K. Hovnanian, our Chairman of the Board and one of our executive officers, is employed by the Company as an Area Vice President in the Company’s Hudson/North Jersey Area and in fiscal 2016, his total compensation was approximately $166,000.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MARCH 14, 2017

Our 2017 proxy statement, the Company’s Annual Report to Shareholders for the year ended October 31, 2016 (which is not deemed to be part of the official proxy soliciting materials), proxy cards and any amendments to the foregoing materials that are required to be furnished to shareholders are available online at www.proxyvote.com.

For information on how to obtain directions to the Company’s 2017 Annual Meeting, please call our Investor Relations department at 1-800-815-9680.

GENERAL

Solicitation

The solicitation of proxies is being made by our Board of Directors on our behalf primarily through the internet and by mail, but directors, officers, employees, and contractors retained by us may also engage in the solicitation of proxies by telephone. The cost of soliciting proxies will be borne by us. In addition, we may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

Voting

Unless otherwise directed, the persons named in the proxy card(s) intend to vote all shares represented by proxies received by them in favor of the election of the nominees to the Board of Directors of the Company named herein, in favor of the ratification of the selected independent registered public accounting firm, in favor of the compensation of the Company’s named executive officers and for the shareholder advisory vote on the compensation of the Company’s named executive officers to occur each year, in each case, as recommended by the Board of Directors. All proxies will be voted as specified. The proxy will be voted on any other matters as may properly come before the meeting in accordance with the discretion of the named proxies and agents.

Each share of Class A Common Stock entitles the holder thereof to one vote, and each share of Class B Common Stock entitles the holder thereof to ten votes (except as provided below). Votes of Class A Common Stock and Class B Common Stock will be counted together without regard to class for proposals that require the affirmative vote of the holders of a majority of the votes cast. All votes will be certified by the Inspectors of Election, who are employees of the Company. Abstentions and broker non-votes will have no effect on the vote for proposals one, three and four because such shares are not considered votes cast. Abstentions will have no effect on the vote for proposal two because such shares are not considered votes cast. Brokers may vote shares with respect to proposal two in the absence of client instructions and thus there will be no broker non-votes with respect to proposal two.

Notwithstanding the foregoing, the Company’s Certificate of Incorporation provides that each share of Class B Common Stock held, to the extent of the Company’s knowledge, in nominee name by a stockbroker, bank or otherwise will be entitled to only one vote per share unless the Company is satisfied that such shares have been held continuously, since the date of issuance, for the benefit or account of the same named beneficial owner of such shares (as defined in the Certificate of Incorporation) or any Permitted Transferee (as defined in the Certificate of Incorporation). Beneficial owners of shares of Class B Common Stock held in nominee name wishing to cast ten votes for each share of such stock must properly complete their voting instruction card, which is specially designed for beneficial owners of Class B Common Stock. The Company has also supplied nominee holders of Class B Common Stock with instructions and specially designed proxy cards to accommodate the voting of the Class B Common Stock. In accordance with the Company’s Certificate of Incorporation, shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if the beneficial owner voting instruction card and the nominee proxy card relating to such shares is properly completed, mailed and received not less than three nor more than 20 business days prior to March 14, 2017. Proxy cards should be mailed to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, N.Y. 11717.

Additional Matters

Management does not intend to present any business at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Shareholders, and it is not aware that others will attempt to do so. If other matters requiring the vote of shareholders properly come before the meeting and any adjournments or postponements thereof, it is the intention of the persons named in the proxy cards to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

Under the SEC’s rules and regulations, any stockholder desiring to submit a proposal to be included in our 2018 proxy statement must submit such proposal to us at our principal executive offices to the attention of our Secretary no later than the close of business on October 2, 2017.

Our restated bylaws require timely notice of business to be brought before a shareholders’ meeting, including nominations of persons for election as directors. To be timely, a stockholder’s notice must be delivered to our Secretary at our principal executive offices not earlier than 120 days prior to the first anniversary of the 2017 Annual Meeting (November 14, 2017), but not later than 90 days prior to such anniversary date (December 14, 2017), provided, however, that in the event that the date of the 2018 annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Our restated bylaws have other requirements that must be followed in connection with submitting director nominations and any other business for consideration at a shareholders’ meeting.

By Order of the Board of Directors HOVNANIAN ENTERPRISES, INC.

Red Bank, New Jersey

January 30, 2017

Hovnanian Enterprises, Inc.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxy cards must be received no later than March 13, 2017 to be counted for the Annual Meeting.

If you vote over the Internet or by telephone, please do not mail your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E16997-P84535 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

HOVNANIAN ENTERPRISES, INC.

Proposals to be voted on at our Annual Meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1, FOR proposals 2 and 3 and "1 YEAR" for proposal 4.

Vote on Directors

1. Election of directors.

Nominees:

	For	Against	Abstain
1a) Ara K. Hovnanian	☐	☐	☐
1b) Robert B. Coutts	☐	☐	☐
1c) Edward A. Kangas	☐	☐	☐
1d) Joseph A. Marengi	☐	☐	☐
1e) Vincent Pagano Jr.	☐	☐	☐
1f) J. Larry Sorsby	☐	☐	☐
1g) Stephen D. Weinroth	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Vote on Proposals

	For	Against	Abstain
2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2017.	☐	☐	☐
3. Approval, in a non-binding advisory vote, of the compensation of our named executive officers.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. To recommend, by non-binding advisory vote, whether a shareholder advisory vote to approve the compensation of our named executive officers should occur every one, two or three years.	☐	☐	☐	☐

Please mark, sign, date and return the proxy card promptly. This proxy card must be signed exactly as the name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V1.1

Hovnanian Enterprises, Inc.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxy cards must be received no later than March 13, 2017 to be counted for the Annual Meeting.

If you vote over the Internet or by telephone, please do not mail your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E16999-P84535 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

HOVNANIAN ENTERPRISES, INC.

Proposals to be voted on at our Annual Meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1, FOR proposals 2 and 3 and "1 YEAR" for proposal 4.

Vote on Directors

1. Election of directors.

Nominees:	**For**	**Against**	**Abstain**
1a) Ara K. Hovnanian	☐	☐	☐
1b) Robert B. Coutts	☐	☐	☐
1c) Edward A. Kangas	☐	☐	☐
1d) Joseph A. Marengi	☐	☐	☐
1e) Vincent Pagano Jr.	☐	☐	☐
1f) J. Larry Sorsby	☐	☐	☐
1g) Stephen D. Weinroth	☐	☐	☐

Vote on Proposals

	For	**Against**	**Abstain**
2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2017.	☐	☐	☐
3. Approval, in a non-binding advisory vote, of the compensation of our named executive officers.	☐	☐	☐

	1 Year	**2 Years**	**3 Years**	**Abstain**
4. To recommend, by non-binding advisory vote, whether a shareholder advisory vote to approve the compensation of our named executive officers should occur every one, two or three years.	☐	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please mark, sign, date and return the proxy card promptly. This proxy card must be signed exactly as the name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V1.1

Hovnanian Enterprises, Inc.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. Shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if your mailed proxy card is received not less than 3 nor more than 20 business days prior to March 14, 2017.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E17001-P84535 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOVNANIAN ENTERPRISES, INC.

Proposals to be voted on at our Annual Meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1, FOR proposals 2 and 3 and "1 YEAR" for proposal 4.

Vote on Directors

1. Election of directors.

Nominees:

	For	Against	Abstain
1a) Ara K. Hovnanian	☐	☐	☐
1b) Robert B. Coutts	☐	☐	☐
1c) Edward A. Kangas	☐	☐	☐
1d) Joseph A. Marengi	☐	☐	☐
1e) Vincent Pagano Jr.	☐	☐	☐
1f) J. Larry Sorsby	☐	☐	☐
1g) Stephen D. Weinroth	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Vote on Proposals

	For	Against	Abstain
2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2017.	☐	☐	☐
3. Approval, in a non-binding advisory vote, of the compensation of our named executive officers.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. To recommend, by non-binding advisory vote, whether a shareholder advisory vote to approve the compensation of our named executive officers should occur every one, two or three years.	☐	☐	☐	☐

Please mark, sign, date and return the proxy card promptly. This proxy card must be signed exactly as the name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V1.1

HOVNANIAN ENTERPRISES, INC.
ANNUAL MEETING FOR HOLDERS AS OF 1/13/17
TO BE HELD ON 3/14/17

Your vote is important. Thank you for voting.

Read the Proxy Statement and have the voting instruction form below at hand.

To vote by mail

1) Check the appropriate boxes on the voting instruction form below.
2) Sign and date the voting instruction form.
3) Return the voting instruction form in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E16190-P84547

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting. The following materials are available at www.proxyvote.com: Notice and Proxy Statement and Annual Report

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1, FOR proposals 2 and 3 and "1 YEAR" for proposal 4.

PLEASE "X" HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON ☐

1. Election of directors.

Nominees:

	For	Against	Abstain
1a) Ara K. Hovnanian	☐	☐	☐
1b) Robert B. Coutts	☐	☐	☐
1c) Edward A. Kangas	☐	☐	☐
1d) Joseph A. Marengi	☐	☐	☐
1e) Vincent Pagano Jr.	☐	☐	☐
1f) J. Larry Sorsby	☐	☐	☐
1g) Stephen D. Weinroth	☐	☐	☐

	For	Against	Abstain
2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2017.	☐	☐	☐
3. Approval, in a non-binding advisory vote, of the compensation of our named executive officers.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. To recommend, by non-binding advisory vote, whether a shareholder advisory vote to approve the compensation of our named executive officers should occur every one, two or three years.	☐	☐	☐	☐

By signing below, the undersigned certifies that (A) with respect to ______ of the shares represented by this voting instruction card, the undersigned has been the beneficial owner of such shares continuously since the date of their issuance or is a Permitted Transferee (as defined in paragraph (a)(4)(A) of paragraph FOURTH of the Company's Restated Certificate of Incorporation) of any such beneficial owner and (B) with respect to the remaining ______ shares represented by this voting instruction card, the undersigned has not been the beneficial owner of such shares continuously since the date of their issuance nor is the undersigned a Permitted Transferee of any such beneficial owner.

If no certification is made, it will be deemed that all shares of Class B Common Stock represented by this voting instruction card have not been held continuously, since the date of issuance, for the benefit or account of the same beneficial owner of such shares or any Permitted Transferee.

Please mark, sign, date and return the voting instruction card promptly using the enclosed envelope. This voting instruction card must be signed exactly as the name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date